================================================================================

                        SECOND RESTATED CREDIT AGREEMENT



                             NUEVO ENERGY COMPANY,

                                  as Borrower


                               NATIONSBANK, N.A.

                            as Administrative Agent


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                             as Documentation Agent


                        BANC OF AMERICA SECURITIES LLC,

                     as Lead Arranger and Sole Book Manager


                              and CERTAIN LENDERS



                                  $400,000,000


                           Dated as of June 30, 1999

================================================================================

                               TABLE OF CONTENTS

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                                                                                         Page
                                                                                         ----

SECOND RESTATED CREDIT AGREEMENT                                                            1

ARTICLE I - Definitions and References                                                      1
     Section 1.1.  Defined Terms                                                            1
     Section 1.2.  Exhibits and Schedules; Additional Definitions                          25
     Section 1.3.  Amendment of Defined Instruments                                        25
     Section 1.4.  References and Titles                                                   25
     Section 1.5.  Calculations and Determinations                                         26

ARTICLE II - The Loans                                                                     26
     Section 2.1.  Advances                                                                26
     Section 2.2.  Requests for Advances                                                   27
     Section 2.3.  Use of Proceeds                                                         28
     Section 2.4.  Rate Elections                                                          28
     Section 2.5.  Facility Fees                                                           28
     Section 2.6.  Administrative Agent's Fees                                             29
     Section 2.7.  Optional Prepayments                                                    29
     Section 2.8.  Mandatory Prepayments                                                   29
     Section 2.9.  Payments to Lenders                                                     31
     Section 2.10.  Initial Borrowing Base                                                 32
     Section 2.11.  Subsequent Determinations of Borrowing Base                            32
     Section 2.12.  Prudent Industry Lending Standards                                     33
     Section 2.13.  Capital Reimbursement                                                  33
     Section 2.14.  Increased Cost of Fixed Rate Portions                                  34
     Section 2.15.  Availability                                                           34
     Section 2.16.  Funding Losses                                                         35
     Section 2.17.  Reimbursable Taxes                                                     35
     Section 2.18.  Change of Lending Office and Lender; Time Limit; etc                   37

ARTICLE III - Conditions Precedent to Lending                                              37
     Section 3.1.  Documents to be Delivered                                               37
     Section 3.2.  Additional Conditions Precedent                                         38

ARTICLE IV - Representations and Warranties                                                39
     Section 4.1.  Borrower's Representations and Warranties                               39
          (a)  No Default                                                                  39
          (b)  Organization and Good Standing                                              39
          (c)  Authorization                                                               40
          (d)  No Conflicts or Consents                                                    40
          (e)  Enforceable Obligations                                                     40
          (f)  Initial Financial Statements                                                41
          (g)  Other Obligations and Restrictions                                          41


          (h)  Full Disclosure                                                             41
          (i)  Litigation                                                                  42
          (j)  Labor Disputes and Acts of God                                              42
          (k)  ERISA Liabilities                                                           42
          (l)  Environmental and Other Laws                                                42
          (m)  Names and Places of Business                                                43
          (n)  Borrower's Subsidiaries                                                     43
          (o)  Title to Properties; Licenses                                               44
          (p)  Government Regulation                                                       44
          (q)  Benefit to Guarantors                                                       44
          (r)  Reasonable Consideration for Guaranties                                     44
          (s)  No Insolvencies                                                             45
     Section 4.2. Representation by Lenders                                                45

ARTICLE V - Covenants of Borrower                                                          45
     Section 5.1.  Affirmative Covenants                                                   45
          (a)  Payment and Performance                                                     45
          (b)  Books, Financial Statements and Reports                                     45
          (c)  Other Information; Inspections; Confidentiality                             47
          (d)  Notice of Material Events and Change of Address                             48
          (e)  Maintenance of Properties                                                   48
          (f)  Maintenance of Existence and Qualifications                                 48
          (g)  Payment of Trade Liabilities, Taxes, etc                                    49
          (h)  Insurance                                                                   49
          (i)  Payment of Expenses                                                         49
          (j)  Performance on Borrower's Behalf                                            50
          (k)  Interest                                                                    50
          (l)  Compliance with Agreements and Law                                          50
          (m)  Evidence of Compliance                                                      50
          (n)  Agreement to Deliver Security Documents                                     50
          (o)  Perfection and Protection of Security Interests and Liens                   51
          (p)  Production Proceeds                                                         51
     Section 5.2.  Negative Covenants                                                      51
          (a)  Guaranties and Indebtedness                                                 52
          (b)  Prepayments of Subordinated Indebtedness                                    52
          (c)  Prepayments of Additional Senior Indebtedness                               53
          (d)  Limitation on Liens                                                         53
          (e)  Limitation on Mergers, Issuances of Securities                              54
          (f)  Limitation on Sales of Property                                             54
          (g)  Derivative Contracts                                                        55
          (h)  Restricted Payments and Investments                                         55
          (i)  Limitation on Acquisitions, New Businesses, and Margin Stock                56
          (j)  Transactions with Affiliates                                                57
          (k)  Certain Prohibited Contracts; Torch Agreements; Multiemployer ERISA Plans   57
          (l)  Unrestricted Subsidiaries                                                   57

          (m)  EBITDAX to Fixed Charges                                                    58
          (n)  Indebtedness to Capitalization                                              58

ARTICLE VI - Subsidiary Guaranties and Subordination                                       58
     Section 6.1.  Subsidiary Guarantors                                                   58
     Section 6.2.  Guaranty                                                                58
     Section 6.3.  Unconditional Guaranty                                                  59
     Section 6.4.  Waivers                                                                 62
     Section 6.5.  Exercise of Remedies                                                    62
     Section 6.6.  Delayed Subrogation                                                     63
     Section 6.7.  Subordination                                                           63
     Section 6.8.  Release of Guarantor                                                    64

ARTICLE VII - Events of Default and Remedies                                               64
     Section 7.1.  Events of Default                                                       64
     Section 7.2.  Acceleration; Other Remedies                                            66
     Section 7.3.  Indemnity                                                               67
     Section 7.4.  Bank Accounts; Offset                                                   68

ARTICLE VIII - Administrative Agent                                                        68
     Section 8.1.  Appointment and Authority                                               68
     Section 8.2.  Exculpation, Administrative Agent's Reliance, Etc.                      69
     Section 8.3.  Lenders' Credit Decisions                                               69
     Section 8.4.  Indemnification                                                         69
     Section 8.5.  Rights as Lender                                                        70
     Section 8.6.  Sharing of Set-Offs and Other Payments                                  70
     Section 8.7.  Investments                                                             71
     Section 8.8.  Benefit of Article VIII                                                 71
     Section 8.9.  Resignation                                                             71

ARTICLE IX - Miscellaneous                                                                 72
     Section 9.1.  Waivers and Amendments; Acknowledgments                                 72
     Section 9.2.  Survival of Agreements; Cumulative Nature                               73
     Section 9.3.  Notices                                                                 74
     Section 9.4.  Joint and Several Liability; Parties in Interest                        74
     Section 9.5.  Governing Law; Submission to Process                                    76
     Section 9.6.  Limitation on Interest                                                  77
     Section 9.7.  Termination; Limited Survival                                           77
     Section 9.8.  Severability                                                            78
     Section 9.9.  Counterparts                                                            78
     SECTION 9.10.  WAIVER OF JURY TRIAL.                                                  78
     Section 9.11.  Restatement                                                            78

Schedules and Exhibits:

LENDER SCHEDULE

SCHEDULE 1  Disclosure Schedule
SCHEDULE 2  Security Schedule
SCHEDULE 3  California Real Estate
SCHEDULE 4  List of Initial Engineering Reports

EXHIBIT A      Promissory Note
EXHIBIT B      Request for Advances
EXHIBIT C      Rate Election
EXHIBIT D-1    Opinion of Butler & Binion, L.L.P., counsel for Related Persons
EXHIBIT D-2    Opinion of Tim Lewy, special California counsel for Borrower
EXHIBIT E      Certificate Accompanying Financial Statements
EXHIBIT F      Assignment and Assumption
EXHIBIT G      Supplement to Credit Agreement for Additional Subsidiary
               Guarantor

                        SECOND RESTATED CREDIT AGREEMENT

     THIS SECOND RESTATED CREDIT AGREEMENT is made as of June 30, 1999, by and among Nuevo Energy Company, a Delaware corporation (herein called "Borrower"), certain Subsidiaries of Borrower from time to time a party hereto, NationsBank, N.A., a national banking association (herein called "Administrative Agent"), Morgan Guaranty Trust Company of New York (herein called "Documentation Agent"), and the Lenders referred to below.

                                    RECITALS

     WHEREAS, Borrower, Administrative Agent, Documentation Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 13, 1998, as amended (the "Original Agreement"); and

     WHEREAS, the parties desire to amend and restate the Original Agreement for the purposes set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto do hereby (a) amend and restate the Original Agreement so that it shall read in its entirety as follows and (b) agree as follows:

                     ARTICLE I - Definitions and References

          Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

          "1996 Indenture" means the Indenture dated as of April 1, 1996, effective as of April 9, 1996, among Borrower, as issuer, certain Subsidiaries of Borrower, as guarantors (such Subsidiaries being released as guarantors by a Release and Termination of Subsidiary Guarantees dated February 2, 1998), and State Street Bank and Trust Company, as Indenture Trustee, pursuant to which the 1996 Subordinated Notes were issued, as supplemented by that certain First Supplemental Indenture dated as of December 23, 1996.

          "1996 Subordinated Notes" means Borrower's 9 1/2% Senior Subordinated Notes due April 1, 2006, issued by Borrower in the aggregate principal amount of $160,000,000 under the 1996 Indenture.

          "1998 Indenture" means the Indenture dated as of June 8, 1998, among Borrower, as issuer, any Subsidiary Guarantor (as therein defined) that may become parties thereto, and State Street Bank and Trust Company, as Indenture Trustee, pursuant to which (i) the 1998 Subordinated Notes were issued and (ii) an additional amount of senior subordinated notes may be issued by Borrower in the original principal amount of up to $75,000,000.

          "1998 Subordinated Notes" means Borrower's 8 7/8% Senior Subordinated Notes due 2008, issued by Borrower in the aggregate principal amount of $100,000,000 under the 1998 Indenture.

          "Additional Senior Indebtedness" means Indebtedness owing by any Related Person, excluding (a) the Obligations, (b) Subordinated Indebtedness,
(c) Intercompany Indebtedness, (d) Indebtedness arising under Derivative Contracts, (e) Non-Recourse Indebtedness, and (f) guaranties in respect of any of the foregoing.

          "Adjusted EBITDAX" means the sum, without duplication, determined for Borrower and its Restricted Subsidiaries on a consolidated basis for the period in question, of EBITDAX for such period, including (a) all gains and losses from sales of Borrowing Base Assets, and (b) gross proceeds from sales of assets other than Borrowing Base Assets (excluding in each case sales of hydrocarbons in the ordinary course of business).

          "Adjusted EBITDAX/Fixed Charge Ratio" means, at the end of any Fiscal Quarter, the ratio of (A) Adjusted EBITDAX for the four-Fiscal Quarter period ending with such Fiscal Quarter to (B) Fixed Charges for the same four-Fiscal Quarter period.

          "Adjusted Net Income" for any period means the consolidated net income of Borrower and its Restricted Subsidiaries for such period, calculated after excluding: (a) the after-tax effects of all write-ups or write-downs (such as Impairment Adjustments), after the date hereof, in the book value of assets as a result of the reevaluation thereof, (b) the net income or loss of any Person (other than Borrower and the Restricted Subsidiaries) in which Borrower or any Restricted Subsidiary has any ownership interest, except to the extent that Borrower or a Restricted Subsidiary has actually received cash during such period in respect of dividends or distributions from such Person (whether such dividends or distributions accrued during such period or an earlier period), and
(c) the after-tax effects of exploration expenses.

          "Adjusted Net Worth" means, at the time in question, that portion of the consolidated stockholders' equity of Borrower and its Restricted Subsidiaries which is attributable to Non-Redeemable Stock (excluding treasury stock), but calculated after excluding: (a) the cumulative effects on retained earnings of (i) the after-tax effects of all write-ups or write-downs (such as Impairment Adjustments) after December 31, 1995, in the book value of assets as a result of the reevaluation thereof, and (ii) the net income or loss after December 31, 1995, of any Person (other than Borrower and the Restricted Subsidiaries) in which Borrower or any Restricted Subsidiary has any ownership interest, except to the extent that Borrower or a Restricted Subsidiary has actually received cash in respect of dividends or distributions from such Person, and (b) the book value of all Investments in Unrestricted Subsidiaries (provided that for the purposes of this definition the book value of the California Real Estate, as reported on the consolidated balance sheet of Borrower and all of its Subsidiaries, shall be included in such calculation, regardless of whether the California Real Estate is held by Borrower, a Restricted Subsidiary, or an Unrestricted Subsidiary).

          "Administrative Agent" means NationsBank, N.A., as Administrative Agent hereunder, and its successors in such capacity.

          "Advance" has the meaning given it in Section 2.1.

          "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

          (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     For so long as the Torch Agreements (or any similar agreement) are in effect, Torch and its Subsidiaries shall also be deemed Affiliates of the Related Persons.

     "Agreement" means this Second Restated Credit Agreement.

     "Allowed Put" means any put agreement with respect to capital stock issued by Borrower which obligates Borrower to repurchase such capital stock at an exercise or strike price that Borrower views as favorable for the purpose of reacquiring its stock; provided, that at the time of entering into such put agreement, the repurchase by Borrower of the underlying capital stock at such exercise or strike price would not be prohibited by Section 5.2(h) hereof.

     "Approved Petroleum Engineers" means, in connection with any annual Engineering Report to be furnished under Section 5.1(b), any one or more of the following independent petroleum engineering firms:

     Miller & Lents, Ltd.
     Netherland, Sewell, & Associates, Inc.
     Ryder Scott Company,
     S. A. Holditch and Associates, Inc.,

or any other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders. D.O.R. Engineering Inc. shall be deemed acceptable to Majority Lenders with respect to Borrower's properties listed on Schedule 3 hereto as having been reviewed by such firm. In addition, if Borrower furnishes such Engineering Report in the form of multiple reports covering different Borrowing Base Assets and if one or more of such multiple reports is prepared, audited or reviewed by other independent petroleum engineering firms or by Borrower's or Torch's internal reserve engineers, such other firms or internal reserve engineers shall also be considered to be "Approved Petroleum Engineers" to the extent that the Borrowing Base Assets which are covered by their reports do not, in the aggregate, have present values as shown in such reports which exceed ten percent of the aggregate present values of all Borrowing Base Assets covered by such Engineering Report taken as a whole.

     "Available Borrowing Base" means, at the particular time in question, the lesser of (a) the Borrowing Base then in effect minus the aggregate amount of Additional Senior Indebtedness outstanding at such time, and (b) the Maximum Loan Amount.

     "BBB/Baa2 Debt Rating", and Borrower's maintenance of a "BBB/Baa2 Debt Rating", means that at the time in question:

          (a) any two Rating Agencies are then giving the following ratings to Borrower's non-credit enhanced, senior subordinated long-term debt securities:

          (i) a rating of BB+ (or its then equivalent) or higher by S&P, or

          (ii) a rating of Ba1 (or its then equivalent) or higher by Moody's, or

          (iii) a rating of BB+ (or its then equivalent) or higher by Duff & Phelps; or

          (b) if any Rating Agencies are rating any of Borrower's non-credit enhanced, senior unsecured long-term debt securities which are outstanding at such time, any two Rating Agencies are then giving the following ratings to such senior unsecured long-term debt securities:

          (i) a rating of BBB (or its then equivalent) or higher by S&P, or

          (ii) a rating of Baa2 (or its then equivalent) or higher by Moody's, or

          (iii) a rating of BBB (or its then equivalent) or higher by Duff & Phelps.

     "Base Rate" means, for any day, the then applicable Base Rate Spread plus the higher of (a) the Federal Funds Rate for such day plus one-half percent (0.5%), and (b) Administrative Agent's Prime Rate as in effect on such day. As used in this paragraph, Administrative Agent's "Prime Rate" means the rate of interest established by Administrative Agent from time to time as its "prime rate". Such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or the best rate actually charged to any customer, that it may not correspond with further increases or decreases in interest rates charged by other lenders or market rates in general and that Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate. If Administrative Agent's Prime Rate, the Federal Funds Rate, or the applicable Base Rate Spread changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each such change. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Base Rate Portion" means that portion of the unpaid principal balance of any Loan which is not made up of Fixed Rate Portions.

     "Base Rate Spread" means zero percent (0%) per annum.

     "Borrower" means Nuevo Energy Company, a Delaware corporation.

     "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.10, as increased as provided in such section, or the amount determined by Administrative Agent and Lenders in accordance with the provisions of Section 2.11(a), (c) or (d), as reduced by Borrower pursuant to Section 2.11(b).

     "Borrowing Base Assets" means, at the time in question, all material Oil and Gas Properties then owned by any Related Person which are located in or offshore of the United States and which have proved oil or gas reserves attributable thereto, excluding from time to time any of the foregoing which (i) were not included among the assets and properties addressed in the Engineering Report then most recently given under Section 5.2(b)(iv) (or, prior to receipt of the first such Engineering Report, addressed in the Initial Engineering Report) or (ii) were acquired by any Related Person after the date hereof and in connection therewith were contemporaneously made subject to Forward Sales/Production Payments.

     "Borrowing Base Asset Sale" means any transaction of any kind which results in a Related Person (other than a Restricted Subsidiary which is obligated in any way for Non-Recourse Indebtedness) ceasing to be the direct owner of Borrowing Base Assets. "Borrowing Base Asset Sales" include all sales, leases, exchanges, dispositions and other transfers of Borrowing Base Assets, whether made to Unrestricted Subsidiaries or to any other Person (other than a Related Person which is not obligated in any way for Non-Recourse Indebtedness), including Forward Sales/Production Payments and Investments in Unrestricted Subsidiaries or any other such Person by means of transfers of Borrowing Base Assets. "Borrowing Base Asset Sales" also include any designations which result in Restricted Subsidiaries which own Borrowing Base Assets becoming Unrestricted Subsidiaries and any sales or other transfers of Equity Interests (other than Permitted Preferred Trust Securities) in any such Restricted Subsidiaries.
Sales of hydrocarbons shall not, however, be included in Borrowing Base Asset Sales if sold after production in the ordinary course of business. The "amount" of any Borrowing Base Asset Sale shall be the fair market value of the Borrowing Base Assets transferred, which shall be deemed to be the gross cash proceeds received in any all-cash transaction with third parties which are not Affiliates of Borrower and which shall otherwise be determined in good faith by Borrower's Board of Directors.

     "Borrowing Base Deficiency" has the meaning given it in Section 2.8(b).

     "Borrowing Base Utilization" means the quotient of (a) the Obligations outstanding at such time (excluding accrued interest which is not past due), divided by (b) the Borrowing Base in effect at such time.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas and New York, New York. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the reasonable judgment of

Administrative Agent, significant transactions in dollars are carried out in the interbank eurocurrency market in London, England.

     "California Real Estate" means the fee simple interests of Borrower in real property located in the State of California acquired from the Unocal companies, excluding the mineral estate in all such fee simple interests, as described on
Schedule 3 attached hereto.

     "Cash Equivalents" means any of the following:

          (a) any evidence of indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (b) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

          (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Borrower and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

          (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraph (a) above entered into with any commercial bank meeting the specifications of subparagraph (b) above;

          (e) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in subparagraph (b) above;

          (f) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in subparagraph (b) above but which is organized under the laws of any country in which any Related Person maintains an office or is engaged in the oil and gas business, provided that (i) all such deposits are required to be made in such accounts in the ordinary course of business, (ii) such deposits do not at any one time exceed $5,000,000 in the aggregate, and (iii) no funds so deposited remain on deposit in such bank for more than 30 days; and

          (g) investments in money market funds substantially all of whose assets comprise securities of the types and maturities described in subparagraphs (a) through (e) above.

     "Change of Control" has the meaning given to such term in the 1996 Indenture as originally executed, without giving regard to any amendments made thereto.

     "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) under the terms of any Security Document or is purported to be subject to such a Lien.

     "Commitment Period" means the period from and including the date hereof, until and including April 1, 2003 (or, if earlier, the day on which the Notes first become due and payable in full).

     "Consolidated Funded Indebtedness" means, at the time in question, all consolidated Indebtedness of Borrower and its Restricted Subsidiaries (whether current or long term) of the kinds specified in subsection (a), (b), (c), (f),
(g) or (i)(2) of the definition herein of "Indebtedness"; provided, that "Consolidated Funded Indebtedness" shall not include accrued interest which is not past due.

     "Debt to Capitalization Ratio" means the ratio of (i) the aggregate amount of Consolidated Funded Indebtedness to (ii) the sum of (1) Adjusted Net Worth plus (2) Consolidated Funded Indebtedness.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Derivative Contracts" means all futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements. Allowed Puts and Forward Sales/Production Payments do not constitute Derivative Contracts.

     "Determination Date" has the meaning given it in Section 2.11.

     "Disclosure Report" means any notice given by Borrower under Section 5.1(d), any financial statements furnished by Borrower under Section 5.1(b)(i) or (ii), any certificate given by Borrower's chief financial officer under
Section 5.1(b)(ii), or any other notice given by Borrower to Administrative Agent or Lenders which expressly states that it is a Disclosure Report under this Agreement.

     "Disclosure Schedule" means Schedule 1 hereto.

     "Documentation Agent" means Morgan Guaranty Trust Company of New York.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co., or its successor at the time in question.

     "EBITDAX" means the sum, without duplication, determined for Borrower and its Restricted Subsidiaries on a consolidated basis for the period in question, of:

          (a) Adjusted Net Income for such period, determined after excluding:
     (i) all extraordinary gains or losses, (ii) all gains or losses from sales of assets (other than sales of hydrocarbons in the ordinary course of business), and (iii) the net income (or net loss) of any Person combined with Borrower or any Restricted Subsidiary on a "pooling of interests" basis to the extent the same is attributable to any period prior to the date of combination, plus

          (b) all interest expenses (other than interest attributable to dollar-denominated production payments), income taxes, adjustments for depreciation and amortization, and other non-cash charges, to the extent any of the foregoing were taken into account in determining such Adjusted Net Income, minus

          (c) all non-cash gains and revenues that were taken into account in determining such Adjusted Net Income.

     "EBITDAX/Fixed Charge Ratio" means, at the end of any Fiscal Quarter, the ratio of (A) EBITDAX for the four-Fiscal Quarter period ending with such Fiscal Quarter to (B) Fixed Charges for the same four-Fiscal Quarter period. For purposes of determining the Fixed Rate Spread, the applicable "EBITDAX/Fixed Charge Ratio" shall be determined on the date on which Administrative Agent and Lenders receive the financial statements of Borrower for each Fiscal Quarter as set forth in Section 5.1(b)(ii) (the "Redetermination Date"), based on EBITDAX and Fixed Charges for the four-Fiscal Quarter period ending with such Fiscal Quarter, and shall be effective from such Redetermination Date until the next Redetermination Date.

     "Eligible Transferee" means a Person which either:

          (a) is primarily engaged in the business of commercial banking and is
     (i) a Lender, (ii) a Subsidiary of a Lender, (iii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iv) a Person of which a Lender is a Subsidiary, or

          (b) is consented to as an Eligible Transferee by both Borrower and Administrative Agent, which consent will not be unreasonably withheld (provided that no consent of Borrower shall be required during the continuance of any Event of Default described in Section 7.1(a) or (b)), and represents that it is either (i) a commercial bank organized under the laws of the United States, or any state thereof, having a combined capital and surplus of at least $200,000,000, or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Development, or a political subdivision of any such country, having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the United States and further provided that Borrower is not required to pay withholding taxes on interest or principal owed to such bank.

     "Engineering Report" means the Initial Engineering Report and each engineering report (or set of concurrently delivered engineering reports) delivered pursuant to Section 5.1(b)(iv).

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "Equity Interests" means, with respect to any Person: (a) any stock, shares or other equity interests in such Person, (b) any other participations or rights of any kind in the equity interests (however designated) in such Person, and (c) any rights (other than debt securities convertible into or exchangeable for any equity interest), warrants or options exercisable for, exchangeable for or convertible into any such stock, shares, other equity interests, participations or rights. For purposes of this Agreement, Allowed Puts do not constitute Equity Interests. Permitted Preferred Trust Securities constitute undivided interests of indebtedness but for purposes of this Agreement shall constitute Equity Interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof for which any Related Person has a fixed or contingent liability.

     "Eurodollar Rate" means, with respect to each particular Fixed Rate Portion and the related Interest Period, the rate per annum (rounded upwards, if not an even 1/16th or 1/100th of 1%, to the nearest 1/100th of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for U.S. dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (provided that, if such Page shall cease to be publicly available or if the information contained on such Page, in Administrative Agent's reasonable judgment, shall cease to accurately reflect such London Interbank Offered Rate or if such Page does not report information for the term of the Interest Period selected by Borrower, such rate shall be that reported by any publicly available source of similar market data selected by Administrative Agent, or that interpolated by Agent from such market data, which, in Administrative Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate).

     "Evaluation Date" means each of the following:

          (a)  March 1 and September 1 of each year, beginning September 1,
          1999;

          (b) at the option of Majority Lenders, any date specified by Majority Lenders as of which the Borrowing Base shall be redetermined, provided that Majority Lenders shall not be entitled to specify any such optional redetermination more than once during any calendar year;

          (c) at the option of Borrower, any date specified by Borrower as of which the Borrowing Base shall be redetermined, provided that Borrower shall not be entitled to specify any such optional redetermination more than once during any calendar year; and

          (d) whenever any of the events specified in Section 2.11(c) occurs, and Majority Lenders elect, as contemplated in such subsections, to designate an additional Evaluation Date, any date specified by Majority Lenders as of which the Borrowing Base shall be redetermined.

     "Event of Default" has the meaning given it in Section 7.1.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be such rate as reported by any publicly available source of similar market data selected by Administrative Agent that, in Administrative Agent's reasonable judgment, accurately reflects such rate on overnight Federal funds transactions.

     "Fee Letter" means that certain letter agreement of even date herewith among Borrower and Agent.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "Fixed Charges" means the sum, without duplication, determined for Borrower and its Restricted Subsidiaries on a consolidated basis for the period in question, of:

          (i) all interest of any kind (including the interest component of capitalized leases) paid, or required to be paid, in cash during such period on all consolidated Indebtedness of Borrower and its Restricted Subsidiaries (other than interest attributable to dollar-denominated production payments, fees and transaction costs for any issuances of Indebtedness which are accounted for as interest and are actually paid by Borrower from the proceeds of such issuances, and interest expense of any Person combined with Borrower or any Restricted Subsidiary on a "pooling of interests" basis to the extent the same is attributable to any period prior to the date of combination), plus

          (ii) all cash payments (without duplication) by Borrower or any Restricted Subsidiary with respect to (1) the TECON Debentures or any other Permitted

     Subordinated Trust Indebtedness or (2) the TECONS or any other Permitted Preferred Trust Securities, plus

          (iii) all payments by Borrower and its Restricted Subsidiaries on Derivative Contracts relating to interest rates which were made, or required to be made, in cash during such period (reduced by all of Borrower's and its Restricted Subsidiaries' consolidated cash receipts on such Derivative Contracts which were received during such period), plus

          (iv) all fees, discounts, commissions and other charges paid, or required to be paid, in cash by Borrower and its Restricted Subsidiaries during such period with respect to bankers' acceptances, letters of credit, or applications or reimbursement agreements therefor, plus

          (v) all cash dividends paid during such period on any preferred stock issued by Borrower or any Restricted Subsidiary (other than dividends payable to each other which are permitted hereunder).

     "Fixed Rate" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate, the rate per annum calculated by Administrative Agent, determined on a daily basis pursuant to the following formula:

     Fixed Rate  =  Eurodollar Rate + Fixed Rate Spread

The Fixed Rate for any Fixed Rate Portion shall change whenever the Fixed Rate Spread changes, without notice to Borrower. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Fixed Rate Portion" means any portion of the unpaid principal balance of a Loan which Borrower designates as such in a Rate Election.

     "Fixed Rate Spread" means, at the time in question, the per annum percentage set forth in the first column of the following table opposite the range set forth in the second column of such table in which range is included the Borrowing Base Utilization:

          Per Annum Fixed Rate Spread    Borrowing Base Utilization

               0.5%                      less than 25%
               0.625%                    25% or more but less than 50%
               0.875%                    50% or more but less than 75%
               1%                        75% or more but less than 90%
               1.25%                     90% or more

provided, however, that in the event the EBITDAX/Fixed Charge Ratio at such time is less than 2.0, the Fixed Rate Spread shall be determined as described above but pursuant to the following table:

          Per Annum Fixed Rate Spread    Borrowing Base Utilization

               0.625%                    less than 25%
               0.875%                    25% or more but less than 50%
               1.25%                     50% or more but less than 75%
               1.5%                      75% or more but less than 90%
               1.75%                     90% or more

     "Forward Sales/Production Payments" means (i) obligations to deliver oil, gas or other minerals to be acquired or produced in the future in consideration of advance payments therefor, and/or (ii) present assignments of interests in a quantity (measured by proceeds or volume) of oil, gas or other minerals to be produced in the future, if and when produced, in consideration for a payment in advance of such production.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Subsidiaries (or, where specified, Borrower and its Restricted Subsidiaries), are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only if Borrower and Majority Lenders agree to such change (and to any related modifications of the terms hereof).

     A "guaranty" by a Person means any direct or indirect guaranty by such Person of any Liability of any other Person or any agreement by such Person to purchase or acquire, or to assure the payment or performance of, or to otherwise protect or insure a creditor against loss in respect of, any Liability of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well or cover losses, or agreements to purchase any Liability, assets, goods, securities or services), but excluding indorsements in the ordinary course of business of negotiable instruments in the course of collection. When used as a verb, "guarantee" has a corresponding meaning.

     "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any

Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "Impairment Adjustment" means any recognition by Borrower and its Restricted Subsidiaries, in accordance with Borrower's oil and gas accounting election, of a charge for consolidated accumulated depletion, depreciation and amortization expense due to a valuation adjustment which reduces the net book value of Borrower's and its Restricted Subsidiaries' consolidated Oil and Gas Properties to the net present value of their consolidated oil and gas reserves.

     "Indebtedness" of any Person means any Liability in any of the following categories (without duplication):

          (a)  any Liability for borrowed money,

          (b) any Liability constituting an obligation to pay the deferred purchase price of property or services,

          (c) any Liability evidenced by a bond, debenture, note or similar instrument,

          (d) any Liability which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

          (e) any Liability arising under Derivative Contracts (on a net basis to the extent netting is not prohibited in the applicable Derivative Contract),

          (f)  any Liability under capitalized leases,

          (g) any Liability arising under conditional sales or other title retention agreements,

          (h) any Liability owing under any guaranty given by such Person of Indebtedness owing by any other Person,

          (i) any Liability consisting of (1) an obligation (for example, a repurchase agreement) to purchase securities or other property, if such Liability arises out of or in connection with the sale of the same or similar securities or property, or (2) an obligation under any agreement to redeem or purchase any stock or other equity security issued by such Person or any of its Affiliates or to exchange such stock or other equity security for, or convert such stock or other equity security to, any debt security issued by such Person or any of its Affiliates, or

          (j) any Liability with respect to letters of credit or applications or reimbursement agreements therefor;

provided, however, that the "Indebtedness" of any Person shall not include any Liability (1) under Allowed Puts or Permitted Preferred Trust Securities or any Permitted Subordinated Trust Indebtedness, (2) for gas balancing that was incurred by such Person in the ordinary course of business, (3) under Forward Sales/Production Payments, or (4) that was incurred by such Person on ordinary (or better than ordinary) trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business.

     "Initial Engineering Report" means, collectively, the engineering reports listed on Schedule 4 attached hereto concerning various Oil and Gas Properties of the Related Persons.

     "Initial Financial Statements" means the audited annual Consolidated financial statements of Borrower as of December 31, 1998, copies of which financial statements have heretofore been delivered to Administrative Agent and each Lender.

     "Intercompany Indebtedness" means Indebtedness owed by any Related Person to any other Related Person.

     "Interest Period" means, with respect to each particular Fixed Rate Portion of a Loan, a period of 1, 2, 3 or 6 months (or any other period which is 15 days or longer, shorter than six months, and acceptable to Administrative Agent), as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and, if such Interest Period is denominated in months, ending on but not including the same day of the month as the day on which it began (e.g., a 2-month period beginning on the third day of January shall end on but not include the third day of the following March), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "Investment" means any direct or indirect investment in any Person, including (a) any purchase or other acquisition of Equity Interests in or Indebtedness owing by any Person, (b) any other loan, advance, extension of credit or capital contribution to any Person, and (c) any guarantee of any Liabilities of any Person (other than guaranties of the type referred to in clause (c) of the definition of Permitted Subordinated Trust Indebtedness), in each case regardless of whether the consideration for such investment, or the means by which such investment is made, consists of cash, the transfer of property, the rendering of services, the issuance or exchange of Equity Interests or other securities, the assumption of liabilities, the payment of joint and several liabilities by one member of a jointly liable group without obtaining appropriate reimbursement from any other member of the group (e.g., Borrower's payment of jointly owed taxes or ERISA obligations on behalf of any Unrestricted Subsidiary), or otherwise. For the purposes of this Agreement, the amount of any Investment made in property shall be the greater of (i) the fair market value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Investment) and (ii) the net book value thereof on the books of such Person, in each case determined as of the date on which such Investment is made. For the purposes of this Agreement, whenever Borrower designates any of its Subsidiaries as an Unrestricted Subsidiary, Borrower shall be deemed to have made an Investment in an amount equal to the greater of (1) the fair market value of Borrower's interests in such Subsidiary, as determined in good faith by Borrower's Board of Directors and evidenced by a resolution of such board, and
(2) Borrower's shareholder's equity in such Subsidiary, in each case determined as of the date on which such designation is made.

     "Late Payment Rate" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean two percent (2.0%) per annum plus the related Fixed Rate. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Lenders" means each signatory hereto (other than Borrower), including NationsBank, N.A. in its capacity as a lender hereunder rather than as Administrative Agent and Morgan Guaranty Trust Company of New York in its capacity as a lender hereunder rather than as Documentation Agent, and the successors and permitted assigns of each such signatory as holder of a Note. Each Lender may, in its discretion, fund all or any portion of its Loan through any of its offices, branches, or Affiliates, and in such event references herein to such Lender shall include such offices, branches or Affiliates.

     "Liability" means, as to any Person, any indebtedness, liability or obligation of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be set forth on a balance sheet prepared pursuant to GAAP.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure any Liability owed to such creditor or any other arrangement with such creditor which provides for the payment of such Liability out of such property or assets or which allows such creditor to have such Liability satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists. "Liens" do not include survey exceptions, easements, rights-of-way, zoning restrictions, and other minor defects in title which do not secure or provide for the payment of any Liability and which do not interfere in any material respect with the ordinary conduct of the business of the owner of the property subject thereto.

     "Loan" has the meaning given it in Section 2.1.

     "Loan Documents" means this Agreement, the Notes, the Fee Letter, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same
(a) contain information provided by any Related Person about Borrower or its Affiliates, properties, business or prospects or (b) are expressly referred to in the Fee Letter), excluding any Derivative Contracts between any Related Person and any Lender.

     "Majority Lenders" means, at any time in question, Lenders then collectively having Percentage Shares totaling at least sixty-six and two-thirds percent (66 2/3%).

     "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), operations, or properties of Borrower and its Subsidiaries, taken as a whole, or on the ability of Borrower to perform its payment obligations or other material obligations under any of the Loan Documents, or on the aggregate value of the Collateral; provided, Lenders hereby acknowledge and agree that any industry-wide decline in oil and gas prices shall not in itself constitute a "Material Adverse Effect" hereunder.

     "Material Restricted Subsidiary" means any Restricted Subsidiary of Borrower which, as of the end of any Fiscal Quarter, either:

     (i) has EBITDAX equal to or greater than five percent (5%) of the EBITDAX of Borrower and its Restricted Subsidiaries on a consolidated basis, or

     (ii) owns five percent (5%) or more of the book value of Borrower's and Restricted Subsidiaries' consolidated assets.

     "Maximum Loan Amount" means the amount of $400,000,000, provided that Borrower may from time to time, by notice to Administrative Agent, permanently reduce the Maximum Loan Amount as may be required under the 1996 Indenture in connection with "Asset Sales" (as defined therein) or as may be required under similar provisions of indentures or agreements governing Additional Senior Indebtedness or Subordinated Indebtedness which is permitted hereunder.

     "Moody's" means Moody's Investors Service, Inc., or its successor at the time in question.

     "Non-Recourse Indebtedness" means:

          (a) Indebtedness of an Unrestricted Subsidiary which is not a Liability, in whole or part, of any Related Person and which is not secured by any Lien upon any property or assets of any Related Person, provided that no such Indebtedness of an Unrestricted Subsidiary shall be considered "Non-Recourse Indebtedness" if any default with respect to such Indebtedness would allow or require any Indebtedness of $10,000,000 or more in aggregate amount which is owed by one or more of the Related Persons to be accelerated or otherwise made payable in advance of its stated maturity, and

          (b) Indebtedness of a Restricted Subsidiary which is not a Liability, in whole or part, of any other Related Person and which is not secured by any Lien upon any property or assets of any other Related Person, provided that Borrower must designate such Indebtedness as "Non-Recourse Indebtedness" to Administrative Agent prior to the incurrence thereof, and provided further that no Indebtedness of a Restricted Subsidiary shall be considered "Non-Recourse Indebtedness" if such Restricted Subsidiary owns any Borrowing Base Assets at the time of such incurrence or at any time when such Indebtedness is outstanding or if any other Related Person owes Intercompany Indebtedness to such Restricted Subsidiary at any such time.

For the purposes hereof, any Restricted Subsidiary shall be deemed "obligated" for Non-Recourse Indebtedness if it has any Liability to pay such Non-Recourse Indebtedness, or if it has in any way guaranteed such Non-Recourse Indebtedness, or if any of its assets or properties are subject to any Lien securing such Non-Recourse Indebtedness.

     "Non-Redeemable Stock" means common or preferred stock issued by Borrower, provided that no Related Person has any obligation to redeem or purchase such stock or to exchange such stock for, or convert such stock to, any other security (other than Non-Redeemable Common Stock) on or prior to 91 days after the last day of the Commitment Period, whether such obligation arises pursuant to the terms of such stock or of any agreement relating thereto or otherwise and whether or not such obligation exists in all circumstances or only upon the occurrence of a particular event or condition or upon the passage of time or otherwise. "Non-Redeemable Common Stock" means Non-Redeemable Stock that is common stock issued by Borrower.

     "Note" has the meaning given it in Section 2.1.

     "Nuevo Trust" means Nuevo Financing I, a business trust formed under the laws of the State of Delaware.

     "Obligations" means all Liabilities from time to time owing by any of the Related Persons to Administrative Agent or any Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

     "Oil and Gas Business" means the businesses of exploring for, developing, acquiring, producing, gathering, processing, marketing, storing, or transporting oil, gas and related hydrocarbons.

     "Oil and Gas Properties" means operating and non-operating interests (whether held under leases, in fee, or otherwise, and including production payments and royalties) in oil and gas wells, production facilities, reserves, development acreage, exploratory acreage, or gathering, processing, storage or transportation facilities.

     "Percentage Share" means, with respect to any Lender: (a) when used in Sections 2.1 or 2.5, in any Request for Advances or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the signature pages of this Agreement or, after any assignment under Section 9.4(c), on the schedule then most recently delivered by Administrative Agent under Section 9.4(c)(ii), and (b) when used otherwise, the percentage equal to the unpaid principal balance of such Lender's Loan at the time in question divided by the aggregate unpaid principal balance of all Loans at such time.

     "Permitted Liens" means:

          (a)  Liens which secure Obligations only;

          (b) Liens under the Security Documents which secure obligations and indebtedness of Related Persons owing to Lenders under Derivative Contracts between Related Persons and Lenders;

          (c) Liens described on the Disclosure Schedule which secure Indebtedness outstanding as of the date hereof and any renewals, extensions or refinancings (but not increases) of such Indebtedness;

          (d) Liens for taxes, assessments and governmental charges or claims which are either not delinquent or are being contested in good faith by appropriate proceedings and as to which the Related Persons shall have set aside on their books such reserves as may be required pursuant to GAAP;

          (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for claims which are either not delinquent or are being contested in good faith by appropriate proceedings and as to which the Related Persons shall have set aside on their books such reserves as may be required pursuant to GAAP;

          (f) Liens on Cash Equivalents, deposits of cash or Cash Equivalents, and statutory Liens on any assets, in each case created or made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness), including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on private, state, federal or foreign lands or waters);

          (g) judgment Liens not giving rise to an Event of Default or a Default under Section 5.2, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (h) Liens which (1) arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the oil and gas business, and (2) are for claims which are either not delinquent or are being contested in good faith by appropriate proceedings and as to which the Related Persons shall have set aside on their books such reserves as may be required pursuant to GAAP;

          (i) Liens reserved in oil and gas mineral leases, or created by statute, to secure royalty, bonus or rental payments and compliance with the terms of such leases;

          (j) Forward Sales/Production Payments, and liens on properties subject thereto to secure performance obligations in connection therewith;

          (k) Liens on cash or Cash Equivalents to secure Indebtedness pursuant to Derivative Contracts which are permitted under Section 5.2(g), provided that the aggregate amount of cash and Cash Equivalents subject to such Liens does not at any time exceed the sum of (i) $20,000,000 plus (ii) the amount, if any, by which (1) five percent (5%) of the Borrowing Base as in effect at such time, exceeds (2) all Permitted Priority Senior Indebtedness (other than accrued interest which is not past due) which is outstanding at such time;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that (i) no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (ii) no such deposit account is intended by Borrower or any other Related Person to provide collateral to the depository institution;

          (m) Liens on properties of any Related Person to secure Indebtedness which, both at the time such Indebtedness is created or otherwise incurred and at the time such Liens are created, is Permitted Priority Senior Indebtedness; and

          (n) Liens on properties of any Restricted Subsidiary (provided such Restricted Subsidiary does not own any Borrowing Base Assets) to secure Non-Recourse Indebtedness owing by such Restricted Subsidiary that is incurred in compliance with Section 5.2(a)(viii).

     "Permitted Preferred Trust Securities" means (i) the TECONS and (ii) any other securities made up of trust participation interests, or of limited partnership interests, issued by a Subsidiary of Borrower, provided that:

          (a) the issuer of such securities has no assets other than Permitted Subordinated Trust Indebtedness owing to it by Borrower;

          (b) payments upon such securities can be made only out of funds received in payment of such Permitted Subordinated Trust Indebtedness; and

          (c) all payments upon such securities can in all circumstances, at the election of Borrower (acting either directly or through such issuer), be deferred for the greater of (i) one or more payment periods, (ii) a period expiring not earlier than the day after the last day of the Commitment Period in effect at the time of issuance of such securities and (iii) a period of not less than twelve months.

     "Permitted Priority Senior Indebtedness" means Additional Senior Indebtedness in either of the following categories:

          (a) Additional Senior Indebtedness owing by Borrower which is secured by Liens, and

          (b) Additional Senior Indebtedness owing by any Restricted Subsidiary, whether or not secured by Liens,

which is incurred or created after the date hereof and which, at the time such Additional Senior Indebtedness is created or otherwise incurred, does not cause the sum of such Additional Senior Indebtedness plus the aggregate outstanding amount of all Permitted Priority Senior Indebtedness previously created or incurred (excluding accrued interest which is not past due) to exceed five percent (5%) of the Borrowing Base as in effect at such time.

     "Permitted Subordinated Trust Indebtedness" means (a) the TECON Debentures,
(b) any other promissory notes or debentures issued by Borrower to any issuer of Permitted Preferred Trust Securities, provided that such notes or debentures (1) are subordinated to the Obligations upon substantially similar terms as the TECON Debentures, (2) do not require any principal payments to be made until more than one year after the last day of the Commitment Period in effect at the time of issuance of such notes or debentures, and (3) provide that all payments upon such notes or debentures can in all circumstances, at the election of Borrower be deferred for the greater of (i) one or more payment periods, (ii) a period expiring not earlier than the day after the last day of the Commitment Period in effect at the time of issuance of such notes or debentures, and (iii) a period of not less than twelve months, and (c) any guaranty by Borrower that the issuer of such Permitted Preferred Trust Securities will make required distributions thereon to the extent it has funds available therefor, provided that such guaranty is subordinated to the Obligations upon substantially similar terms as the TECON Guaranty.

     "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Rate Election" has the meaning given it in Section 2.4.

     "Rating Agency" means any of S&P, Moody's, and Duff & Phelps.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "Related Person" means any of Borrower and the Restricted Subsidiaries.

     "Request for Advances" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "Reserve Requirement" means, on any day with respect to each particular Fixed Rate Portion in a Tranche, the maximum reserve requirement, as determined by Administrative Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D).

     "Restricted Investment" means any Investment in any Person made after the date hereof by any Related Person other than:

          (a)  Investments in Cash Equivalents.

          (b) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

          (c) normal and prudent extensions of credit (not to exceed $200,000 at any time outstanding) to employees for travel advances or other purposes which assist such employees to carry out the businesses of the Related Persons.

          (d) indorsements of negotiable instruments and documents in the ordinary course of business.

          (e) Investments pursuant to Derivative Contracts which are permitted under Section 5.2(g).

          (f)  Investments in Borrower.

          (g) Investments in any Person which is a Restricted Subsidiary or which thereby becomes a Restricted Subsidiary, provided that no Event of Default, and no Default under Section 5.2, exists immediately after such Investment is made.

          (h) Investments in stock, obligations or securities received in settlement of debts owing to a Related Person as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of a Related Person, in each case as to debts owing to such Related Person that arose in the ordinary course of its business.

          (i) Investments made with Non-Redeemable Stock, but only to the extent allocable to such Non-Redeemable Stock.

          (j) Investments in production payments burdening the property of others.

          (k) contributions of some or all of the California Real Estate to one or more Unrestricted Subsidiaries.

          (l) Investments of any kinds not listed above in this definition in amounts at any time outstanding which do not exceed $15,000,000.

     "Restricted Payment" means:

          (a) any dividend or other distribution declared by any Related Person on or in respect of any Equity Interest in any Related Person, or

          (b) any purchase, redemption, acquisition or retirement by any Related Person of any Equity Interest in any Related Person, or

          (c) any sale, issuance or entering into of any Allowed Puts by Borrower (but not any payments made upon the exercise or repurchase of Allowed Puts),

excluding only those dividends, distributions, purchases, redemptions, acquisitions and retirements which either:

          (i) are payable only in Non-Redeemable Common Stock, or

          (ii) are payable to Borrower by any Restricted Subsidiary or payable to any Restricted Subsidiary by any other Restricted Subsidiary, or

          (iii) are Investments excluded from Restricted Investments pursuant to subsection (g) of the above definition of "Restricted Investment".

For the purposes of this Agreement: (a) the amount of any Restricted Payment made in property shall be the greater of (i) the fair market value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (ii) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made, and (b) the amount of any Restricted Payment attributable to the sale, issuance or entering into of any Allowed Put is the amount (calculated as of the inception of such Allowed Put) which Borrower would be required to pay to repurchase its stock at the exercise or strike price provided in such Allowed Put; provided, that upon the termination of any commitment to purchase such underlying capital stock under any Allowed Put, such Allowed Put shall cease to be treated as a Restricted Payment.

     "Restricted Subsidiary" means any Subsidiary of Borrower, whether now existing or hereafter created or acquired or coming into existence: (a) which is controlled by Borrower, (b) in which Borrower owns, directly or indirectly, a majority of the Equity Interests (other than Permitted Preferred Trust Securities), and (c) which is not, at the time in question, an Unrestricted Subsidiary.

     "Security" means any rights, properties, or interests of Administrative Agent or Lenders, under the Loan Documents or otherwise, which provide recourse or other benefits to Administrative Agent or Lenders in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Administrative Agent or Lenders have rights under or pursuant to any Loan Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

     "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Administrative Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 2 hereto.

     "S&P" means Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.), or its successor at the time in question.

     "Subordinated Indebtedness" means Indebtedness owing by Borrower (but no other Related Person) which: (a) is owing under the 1996 Subordinated Notes, (b) is owing under the 1998 Subordinated Notes, (c) is set forth on the Disclosure Schedule as "Existing Subordinated Indebtedness", (d) is subordinated to the Obligations on terms and conditions similar in form and substance to the terms and conditions set forth in the 1998 Indenture and the 1998 Subordinated Notes, and in an amount, term and tenor, and providing for mandatory and optional payments, as Administrative Agent and Majority Lenders may consent, such consent not to be unreasonably withheld, or (e) is otherwise subordinated to the Obligations, and provides for mandatory and optional payments, on terms and conditions reasonably satisfactory to Administrative Agent and Majority Lenders.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (i.e., through one or more intermediaries) controlled by such Person or in which such Person directly or indirectly owns more than fifty percent of the voting stock or other equity interests, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

     "Subsidiary Guarantor" means each Subsidiary of Borrower which has guaranteed the Obligations by executing this Agreement (or a supplement hereto).

     "Supermajority Lenders" means, at any time in question, Lenders then collectively having Percentage Shares totaling at least seventy-five percent (75%)

     "TECONS" means those certain Trust Preferred Securities, issued by Nuevo Trust pursuant to the TECON Declaration of Trust in the amount of $115,000,000.

     "TECON Debentures" means those certain 5.75% Convertible Subordinated Debentures due December 15, 2026, issued by Borrower to Nuevo Trust pursuant to the TECON Indenture and subordinated to the Obligations, in the aggregate principal amount of $118,556,700.

     "TECON Declaration of Trust" means that certain Amended and Restated Declaration of Trust dated December 23, 1996, between Borrower, Wilmington Trust Company, as Delaware Trustee and Institutional Trustee, and the other trustees named therein, pursuant to which the TECONS were issued..

     "TECON Guaranty" means that certain Preferred Securities Guaranty Agreement dated December 23, 1996, by Borrower in favor of the holders of the TECONS issued pursuant to the TECON Indenture and subordinated to the Obligations, guaranteeing certain payments to be made by Nuevo Trust pursuant to the TECONS.

     "TECON Indenture" means that certain Subordinated Indenture dated November 25, 1996 by Borrower to Wilmington Trust Company, as Indenture Trustee, as supplemented by that certain First Supplemental Subordinated Indenture dated as of December 23, 1996, pursuant to which the TECON Debentures were issued.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Torch" means Torch Energy Advisors Incorporated, a Delaware corporation.

     "Torch Agreements" means the following agreements: (i) Master Services Agreement among Nuevo Energy Company and Torch Energy Advisors Incorporated, Torch Operating Company, Torch Energy Marketing, Inc., and Novistar, Inc., effective January 1, 1999; (ii) Field Operating Services Agreement between Nuevo Energy Company and Torch Operating Company, effective January 1, 1999; (iii) Oil and Gas Administration Services Agreement between Nuevo Energy Company and Novistar, Inc., effective January 1, 1999; (iv) Land Leasing Services Agreement between Nuevo Energy Company and Torch Energy Advisors Incorporated, effective January 1, 1999; (iv) Natural Gas Marketing Services Agreement between Nuevo Energy Company and Torch Energy Marketing, Inc., effective January 1, 1999; (v) Crude Oil Marketing Services Agreement between Nuevo Energy Company and Torch Energy Marketing, Inc., effective January 1, 1999; (vi) Human Resources and Office Administration Services Agreement between Nuevo Energy Company and Torch Energy Advisors Incorporated, effective January 1, 1999; and (vii) Corporate Administration Services Agreement between Nuevo Energy Company and Torch Energy Advisors Incorporated, effective January 1, 1999.

     "Tranche" has the meaning given it in Section 2.4.

     "Unrestricted Subsidiary" means (a) The Congo Holding Company, The Nuevo Congo Company, Nuevo Tunisia Ltd., and Nuevo Congo Ltd., (b) any other Subsidiary of Borrower which is hereafter designated an Unrestricted Subsidiary of Borrower by Borrower's Board of Directors in compliance with the following sentence, and (c) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Borrower may hereafter designate any Subsidiary of Borrower as an Unrestricted Subsidiary provided that (i) the Board concurrently determines the amount of the Investment made as a result of such designation, (ii) no Default or Borrowing Base Deficiency exists at the time of such designation, or after taking such Investment into account and otherwise giving effect to such designation, (iii) immediately after such designation, no Related Person has any Liability to pay any Indebtedness of such Subsidiary, has in any way guaranteed any Indebtedness of such Subsidiary, or has any assets or properties which are subject to any Lien securing any Indebtedness of such Subsidiary, and (iv) notice of any such designation, and of the amount of such Investment, is promptly given to Agent and each Lender.

          Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

          Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

          Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Phrases such as "known to Borrower" or "to the best knowledge of Borrower" refer to the actual knowledge (as distinguished from constructive knowledge) of any of the following: Borrower's President, Borrower's Chief Executive Officer, Borrower's Chief Financial Officer, Borrower's general counsel, Borrower's Treasurer, or any Vice President of Borrower. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

          Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Fixed Rate Portions shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest or of fees made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by Administrative Agent or a Lender of amounts to be paid under Sections 2.13 through 2.17 or any other matters which are to be determined hereunder by Administrative Agent or a Lender (such as any Eurodollar Rate, Fixed Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to Administrative Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP, to the extent GAAP is applicable. References herein to the consolidation of any accounts of Borrower and its Restricted Subsidiaries refer to the consolidation of such Persons (excluding the Unrestricted Subsidiaries) in accordance with GAAP, with all investments in Unrestricted Subsidiaries being accounted for using the cost method of accounting (or, where provided herein, being excluded from consideration) and the net income or loss of any Unrestricted Subsidiary being excluded from consideration except to the extent that Borrower or a Restricted Subsidiary has actually received cash during the accounting period in question from dividends or distributions by such Unrestricted Subsidiary (whether such dividends or distributions accrued during such period or an earlier period).


                             ARTICLE II - The Loans

          Section 2.1. Advances. Subject to the terms and conditions hereof, each Lender agrees to make advances to Borrower (herein called such Lender's "Advances") upon request from time to time during the Commitment Period so long as (a) each Advance by such Lender does not exceed such Lender's Percentage Share of the aggregate amount of Advances then requested from all Lenders, and
(b) the aggregate amount of such Lender's Advances outstanding at any time does not exceed such Lender's Percentage Share of the Available Borrowing Base determined as of the date on which the requested Advance is to be made. The aggregate amount of all Advances requested of all Lenders in any Request for Advances must be greater than or equal to $3,000,000 or must equal the unadvanced portion of the Available Borrowing Base. The obligation of Borrower to repay to each Lender the aggregate amount of all Advances made by such Lender (herein called such Lender's "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

          Section 2.2. Requests for Advances. Borrower must give to Administrative Agent written notice, or telephonic notice promptly confirmed in writing, of any requested Advances, which notice must be received by Administrative Agent not later than 10:00 a.m., Dallas, Texas time, on the date of the requested Advances (or three Business Days prior to the date of the requested Advances if Borrower is desires for all or any part of such Advances to make up a Tranche of Fixed Rate Portions on such date). After receiving any such notice Administrative Agent shall give each Lender prompt notice of the requested Advances. Each such written request or confirmation must be made in the form and substance of the "Request for Advances" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. If all conditions precedent to such Advances have been met, each Lender will on the date requested promptly remit to Administrative Agent at Administrative Agent's office in Dallas, Texas the amount of such Lender's Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Administrative Agent shall promptly make the Advances available to Borrower. Each Request for Advances shall be irrevocable and binding on Borrower. Unless Administrative Agent shall have received prompt notice from a Lender that such Lender will not make available to Administrative Agent such Lender's Advance, Administrative Agent may in its discretion assume that such Lender has made such Advance available to Administrative Agent in accordance with this section and Administrative Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within three days after demand the amount of such Advance together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Administrative Agent, at (i) the Federal Funds Rate, in the case of such Lender, or (ii) the interest rate applicable at the time to the other Advances made on such date, in the case of Borrower. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but neither Administrative Agent, Documentation Agent, nor any other Lender shall be responsible for the failure of such Lender to make any Advance to be made by such Lender.

          Section 2.3. Use of Proceeds. Borrower shall use all funds from Advances for general corporate purposes. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes. Borrower represents and warrants to Lender that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

          Section 2.4. Rate Elections. Borrower may from time to time designate all or any portions of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "Tranche", which term refers to a set of Fixed Rate Portions with identical Interest Periods and with each Lender participating in such Tranche in accordance with its Percentage Share. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of a Default under Section 5.2 or of an Event of Default, and Borrower may make such an election with respect to already existing Fixed Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a Tranche shall:

     (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

     (b) Specify the aggregate amount of the Loans which Borrower desires to designate as such Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

     (c) Be received by Administrative Agent not later than 10:00 a.m., Dallas, Texas time, on the third Business Day preceding the first day of the specified Interest Period.

Promptly after receiving any such election (herein called a "Rate Election") which meets the requirements of this section, Administrative Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the aggregate amount of the Tranche elected in any Rate Election must be $3,000,000 or more. Upon the termination of each Interest Period the portion of each Loan within the related Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than five Tranches in effect at any time.

          Section 2.5. Facility Fees. In consideration of each Lender's commitment to make Advances, Borrower will pay to Administrative Agent for the account of each Lender a facility fee, determined on a daily basis, equal to (a) the per annum percentage set forth in the first column of the following table opposite the range set forth in the second column of such table in which range is included the Borrowing Base Utilization, times (b) the Maximum Loan Amount from time to time in effect:

               Per Annum Rate    Borrowing Base Utilization

               0.25%             less than 25%
               0.375%            25% or more but less than 75%
               0.5%              75% or more

provided that, if such Maximum Loan Amount exceeds the Borrowing Base in effect at the same time, the facility fee for such excess shall be reduced to one-eighth of one percent (0.125%) per annum and provided further that, upon any increase in the Borrowing Base, Borrower shall pay an additional facility fee equal to any unpaid facility fee which would have been due (at the applicable full prorated rate of 0.25%, 0.375% or 0.5% per annum, as the case may be) had such increased Borrowing Base been in effect for the one year period preceding the date of such increase (or, if less, for the period from the beginning of the Commitment Period to the date of such increase). These facility fees shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

          Section 2.6. Administrative Agent's Fees. In addition to all other amounts due to Administrative Agent under the Loan Documents, Borrower will pay certain fees to Administrative Agent in accordance with the Fee Letter or as otherwise from time to time hereafter agreed by Administrative Agent and Borrower.

          Section 2.7. Optional Prepayments. Borrower may from time to time and without premium or penalty make optional prepayments of the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $3,000,000 or more and Borrower concurrently pays all amounts then due under Section 2.16. Borrower shall give notice of any such prepayment to Administrative Agent not later than 10:00 a.m., Dallas, Texas time, on the date of such prepayment, provided that such notice must be given at least three Business Days prior to such date if all or any part of Fixed Rate Portions are to be prepaid. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid (provided that Borrower may, if it wishes, defer payment of any such interest on Base Rate Portions of Loans until the next "Base Rate Payment Date" specified in the Notes). Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

          Section 2.8.  Mandatory Prepayments.

          (a) If at any time the aggregate unpaid principal balance of the Loans exceeds the Maximum Loan Amount (whether due to a reduction in the Maximum Loan Amount in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such excess.

          (b) If at any time the aggregate unpaid principal balance of the Loans is less than the Maximum Loan Amount but in excess of the Available Borrowing Base (such excess being herein called a "Borrowing Base Deficiency") Borrower shall, within five Business Days after Administrative Agent gives notice of such fact to Borrower, either:

     (i) prepay the principal of the Loans or (subject to Section 5.2(c)) the principal of Additional Senior Indebtedness in an aggregate amount at least equal to such Borrowing Base Deficiency, or

     (ii) give notice to Administrative Agent electing to prepay the principal of the Loans in up to six (or, at the option of Majority Lenders, up to twelve) monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of the percentage of such Borrowing Base Deficiency equal to one divided by the number of such scheduled installments, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated, or

     (iii) give notice to Administrative Agent that Borrower desires to provide Administrative Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Administrative Agent, granting, confirming, and perfecting first and prior liens or security interests in Oil and Gas Properties or other collateral acceptable to Majority Lenders, to the extent needed to allow Majority Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after Administrative Agent specifies such Oil and Gas Properties or other collateral to Borrower. (If, prior to any such specification by Administrative Agent, Majority Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (b).)

     (c) For so long as any Borrowing Base Deficiency has occurred and is continuing, Borrower will keep account of all asset sales and other transactions thereafter made by the Related Persons which are permitted under Section 5.2(f)(iii). At each time when the aggregate proceeds from such transactions (net of transaction costs and taxes) equals or exceeds $3,000,000, Borrower will, if such Borrowing Base Deficiency still exists, prepay the Loans in an amount equal to such aggregate net proceeds. Such prepayments shall be applied to any installments due under the preceding subsection (b)(ii) as directed by Borrower.

     (d) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

          Section 2.9. Payments to Lenders. Borrower will make each payment which it owes under the Loan Documents to Administrative Agent for the account of Administrative Agent or the Lender to whom such payment is owed. Each such payment must be received by Administrative Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Administrative Agent's Note. When Administrative Agent collects or receives money on account of the Obligations or otherwise pursuant to the Security Documents, Administrative Agent shall distribute all money so collected or received, and Lenders and Administrative Agent shall apply all such money so distributed, as follows:

     (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 5.1(i) or (j) and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Supermajority Lenders shall otherwise agree);

     (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

     (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

     (d) then, for the payment or prepayment of any other Obligations; and

     (e) then, to the extent such money received is pursuant to the exercise of remedies under the Security Documents only, for the pro rata payment of any other indebtedness or obligations to Lenders secured by the Security Documents, including without limitation any indebtedness or obligations under any Derivative Contracts between any Related Person and any Lender; and

     (f) the remainder, if any, to Borrower.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.7 and 2.8. All distributions of amounts described in any of subsections (b),
(c) or (d) above shall be made by Administrative Agent pro rata to Administrative Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to Administrative Agent and all Lenders which are described in such subsection.

          Section 2.10. Initial Borrowing Base. During the period from the date hereof to the first Determination Date the Borrowing Base shall be $200,000,000.

          Section 2.11.  Subsequent Determinations of Borrowing Base.

          (a) By each Evaluation Date, Borrower shall furnish to each Lender the Engineering Report described in Section 5.1(b)(iv), together with all other information and data which Administrative Agent has then reasonably requested concerning the Related Persons' businesses and properties. Within thirty days after receiving such reports and other information and data, or as promptly thereafter as practicable, Administrative Agent shall propose to Lenders an amount for the Borrowing Base, and within thirty days thereafter each Lender will notify Administrative Agent of whether or not it accepts such proposed amount. Failure of any Lender to give such notice within such time period shall be deemed to constitute acceptance of such proposed amount by such Lender. If such proposed amount is not accepted by Majority Lenders (or, if Administrative Agent has proposed an increase in the Borrowing Base, by Supermajority Lenders), Administrative Agent and Lenders shall continue to discuss a new Borrowing Base until such time as Administrative Agent and Majority Lenders (or, if the Borrowing Base is to be increased, Supermajority Lenders) shall have agreed upon an amount for the new Borrowing Base, and promptly thereafter Administrative Agent shall notify Borrower of such amount.

          (b) Within five Business Days after receipt of such notice from Administrative Agent, Borrower shall by notice to Administrative Agent either accept such amount as the new Borrowing Base or reduce the Borrowing Base from the amount proposed by Administrative Agent to any lesser amount. (Failure by Borrower to take either such action within such five Business Day period shall be deemed acceptance of such amount.) Upon any such acceptance or deemed acceptance by Borrower, a new Borrowing Base in the amount accepted shall take effect on such date (herein called a "Determination Date") and shall remain in effect until but not including the next Determination Date. Upon any such reduction by Borrower, a new Borrowing Base in the reduced amount specified by Borrower shall take effect on such date (herein also called a "Determination Date") and shall remain in effect until but not including the next Determination Date.

          (c)  Whenever any of the following events occur:

               (i) the Related Persons, in one or more transactions after the Determination Date immediately preceding the time in question (or, prior to the first Determination Date, after the date hereof) make aggregate Borrowing Base Asset Sales of $50,000,000 or more, or

               (ii) Borrower decides, as contemplated in Section 5.2(b)(iv), to make any unscheduled payment of Subordinated Indebtedness, or

               (iii) the Related Persons, in one or more transactions after the Determination Date immediately preceding the time in question (or, prior to the first Determination Date, after the date hereof) make aggregate Forward Sales/Production Payments of $10,000,000 or more,

then Borrower will promptly give notice of such event to Administrative Agent and each Lender and, upon receipt of such notice, Majority Lenders (acting through Administrative Agent) may, at their option, either (1) specify an additional Evaluation Date as contemplated in subsection (d) of the definition in Section 1.1 of "Evaluation Date" and thereafter receive the reports and information, and make the determinations, contemplated above in this Section 2.11, or (2) request any supplemental information which they reasonably desire from Borrower without requiring all such reports and other information, and then designate a new Borrowing Base as they deem appropriate in light of such event and such supplemental information (provided that any increase in the Borrowing Base must be consented to by Supermajority Lenders). Upon any such designation, a new Borrowing Base in the amount designated shall take effect on such date (herein also called a "Determination Date") and shall remain in effect until but not including the next Determination Date.

     (d) If Borrower does not furnish all of the reports, information, and data referred to in the first sentence of subsection (a) of this section by the date specified in such sentence, or promptly furnish any supplemental information which Administrative Agent requests as contemplated in clause (2) of subsection
(c) of this section, then Administrative Agent may designate the Borrowing Base at any amount which Administrative Agent and Majority Lenders (or Supermajority Lenders, in the case of an increase) determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Administrative Agent and Lenders shall determine, and Borrower shall accept or reduce, a new Borrowing Base as described in subsections (a), (b) and (c) of this section.

          Section 2.12. Prudent Industry Lending Standards. Administrative Agent and Majority Lenders (or Supermajority Lenders) shall determine the amount of the Borrowing Base based upon the loan value which they in their reasonable discretion assign to the various Borrowing Base Assets of the Related Persons at the time in question and based upon such other credit factors as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time (such as general market conditions, pricing forecasts, and the assets, liabilities, cash flow, hedged and unhedged exposures to product price and interest rate changes, business, properties, management and ownership of Borrower and its Affiliates). It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Loan Amount or otherwise, and that Lenders' commitments to advance funds hereunder are determined by reference to the Available Borrowing Base as from time to time in effect.

          Section 2.13. Capital Reimbursement. If at any time after the date hereof, and from time to time, any Lender determines that the adoption or modification of any applicable law, rule or regulation regarding such Lender's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of (a) increasing such Lender's costs relating to the Obligations owing to such Lender, or (b) reducing the yield or rate of return of such Lender on such Obligations, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within 30 days after any request sent by such Lender to Borrower (with a copy to Administrative Agent), pay to Administrative Agent for the account of such Lender such additional amounts as (in such Lender's reasonable judgment, after reasonable computation) will compensate such Lender for such increase in costs or reduction in yield or rate of return of such Lender. Subject to Section 2.18(b), no failure by such Lender to immediately demand payment of any additional amounts payable under this section shall constitute a waiver of such Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges not permitted by Section 9.6.

          Section 2.14. Increased Cost of Fixed Rate Portions. If the introduction of or any change in any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

     (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than franchise taxes or income taxes imposed on the overall net income, assets, net worth or shareholders' capital of such Lender or of any lending office of such Lender by any jurisdiction in which such Lender's principal office or any such lending office is located); or

     (b) shall change, impose, modify, apply or deem applicable any Reserve Requirement or other reserve, special deposit or similar requirement in respect of any Fixed Rate Portion of any Lender or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

     (c) shall impose on any Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to any Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by any Lender in respect of any Fixed Rate Portion by an amount deemed by such Lender to be material, then such Lender shall promptly notify Administrative Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender for such event, whereupon (i) Borrower shall pay such amount to Administrative Agent for the account of such Lender and (ii) Borrower may elect, by giving to Administrative Agent and Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

          Section 2.15. Availability. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) any Lender determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then, upon notice by such Lender to Borrower and Administrative Agent, Borrower's right to elect Fixed Rate Portions of such Lender's Loan shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions of such Lender's Loan (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of such Lender's Loan. Borrower agrees to indemnify Administrative Agent and each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration.

     Section 2.16. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Administrative Agent and each Lender against, and reimburse Administrative Agent and each Lender on demand for, any loss or expense incurred or sustained by Administrative Agent or such Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Fixed Rate Portions or Advances), as a result of any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into a Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends.

     Section 2.17.  Reimbursable Taxes.  Borrower covenants and agrees that:

         (a) Borrower will indemnify Administrative Agent and each Lender against and reimburse Administrative Agent and each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any franchise taxes or income taxes imposed on or measured by the overall net income, assets, net worth or shareholders' capital of Administrative Agent or such Lender or any lending office of Administrative Agent or such Lender by any jurisdiction in which Administrative Agent or such Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable

     Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, each Lender's Loan and each Lender's Note, and all other amounts payable by Borrower to Administrative Agent and each Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Administrative Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Administrative Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Administrative Agent or such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion, Borrower may elect, by giving to Administrative Agent and each Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

         (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender, other than a Lender (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Administrative Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Administrative Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender free of such deduction or withholding of income or similar taxes.

     Section 2.18.  Change of Lending Office and Lender; Time Limit; etc.

        (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.13 through 2.17 with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for its Loan (provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage) with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this subsection shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in Sections 2.13 through 2.17.

        (b) If any Lender elects to pass through to Borrower any charge or cost under Sections 2.13 through 2.17 or elects to terminate the availability of Fixed Rate Portions for any period of time, Borrower may elect to terminate such Lender as a party to this Agreement; provided that, prior to or concurrently with such termination, Borrower must either (i) if Administrative Agent and each non-terminated Lender consent, pay to the terminated Lender all principal, interest, fees, costs and other Obligations owed to such Lender and accrued through the date of termination and terminate such Lender's commitment to make Advances hereunder, in which event the Maximum Loan Amount shall be reduced by the Percentage Share thereof of the terminated Lender, or (ii) arrange for one or more Eligible Transferees to purchase the rights and duties of the terminated Lender pursuant to Section 9.4(c), in which event the terminated Lender will assign all of such rights and duties to such Eligible Transferees. Prior to arranging for any Person other than an existing Lender to be such an Eligible Transferee, Borrower shall notify the other Lenders of its intention to replace the terminated Lender and, during the sixty day period after such notice, the other Lenders shall have a right of first refusal to purchase the rights and duties of the terminated Lender, pro rata in accordance with their Percentage Shares.

        (c) Notwithstanding anything to the contrary in Sections 2.13 through 2.17, Borrower shall not be required to reimburse or pay any costs or expenses to any Lender as required under such sections which have accrued more than ninety (90) days prior to such Lender's giving notice to Borrower that such Lender has suffered or incurred such costs or expenses.


                 ARTICLE III - Conditions Precedent to Lending

     Section 3.1. Documents to be Delivered. This Agreement shall not become effective unless and until Administrative Agent shall have received all of the following, at the office of Administrative Agent or its counsel in Dallas or Houston, Texas, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

     (a)  This Agreement.

     (b)  Each Note,

     (c)  Certain certificates of Borrower including:

               (i) An "Omnibus Certificate" of the Secretary and of the President or Chief Financial Officer of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and a copy of any bylaws of Borrower; and

               (ii) A "Compliance Certificate" of the President or Chief Executive Officer and of the Chief Financial Officer of Borrower, of even date with such Advance, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.2.

     (d) Copies of a certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

     (e) Favorable opinions of (1) Butler & Binion, L.L.P., counsel for the Related Persons, substantially in the form set forth in Exhibit D-1, and (2) Tim Lewy, special California counsel for Borrower, substantially in the form set forth in Exhibit D-2.

     (f) Copies of certificates of Borrower's good standing and due qualification to do business in Texas, California, Alabama and Louisiana.

     (g) Each Security Document listed on the Security Schedule.

     (h) Payment of all fees required to be paid to Administrative Agent or any Lender pursuant to the Fee Letter.

     (i) Copies of any title abstracts, opinions or reports, if any, covering, and copies of any environmental reports, if any, prepared with respect to, any Oil and Gas Properties included within the Collateral.

     Section 3.2. Additional Conditions Precedent. No Lender has any obligation to make any Advance unless the following conditions precedent have been satisfied:

     (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance (except (i) to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder and (ii) representations that relate solely to an earlier date) as if such representations and warranties had been made as of the date of such Advance.

     (b) No Default shall exist at the date of such Advance.

     (c) No event or condition having a Material Adverse Effect shall have occurred since the date of the financial statements most recently delivered under Section 5.1(b) prior to the date of such Advance (or, prior to delivery of the first such financial statements, since the date of this Agreement).

     (d) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

     (e) Administrative Agent shall have received all documents, instruments and information which Administrative Agent has then requested and is entitled to receive under the Loan Documents.

                  ARTICLE IV - Representations and Warranties

     Section 4.1. Borrower's Representations and Warranties. To confirm each Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce Administrative Agent and each Lender to enter into this Agreement and to make the Loans, Borrower and each other Related Person which is a party hereto represents and warrants to Administrative Agent and each Lender that:

     (a) No Default. No Related Person is in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

     (b) Organization and Good Standing. Each Related Person which is a corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify, be in good standing, or be authorized to do business has no material probability of having a Material Adverse Effect. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures prudent, except where the failure to do so has no material probability of having a Material Adverse Effect.

     (c) Authorization. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     (d) No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not:

          (i) conflict with the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person,

          (ii) conflict with any provision of any domestic or foreign law, statute, rule or regulation, or with any agreement, judgment, license, order or permit applicable to or binding upon any Related Person or any Unrestricted Subsidiary,

          (iii) result in the acceleration of any Liability owed by any Related Person, or

          (iv) result in or require the creation of any Lien upon any assets or properties of any Related Person in any way which causes a Default to occur hereunder, which has a material probability of having a Material Adverse Effect, or which adversely affects the enforceability of the Loan Documents. No consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party (other than recording of Security Documents with appropriate governmental authorities) is required in connection with the execution, delivery or performance by any Related Person of any Loan Document to which it is a party or to consummate any transactions contemplated by the Loan Documents, except for those which, if not obtained, do not cause any Default to occur hereunder, do not cause any Material Adverse Effect, and do not adversely affect the enforceability of the Loan Documents. The Obligations evidenced by the Notes constitute "Senior Indebtedness" of the Company as defined in the TECON Debentures, "Specified Senior Indebtedness" as defined in the 1996 Indenture, and equivalent "Senior Indebtedness" (regardless of how named) with respect to any other Permitted Subordinated Trust Indebtedness and Permitted Preferred Trust Securities. The Obligations of the Subsidiary Guarantors, if any, with respect to the Notes constitute "Specified Guarantor Senior Indebtedness" as defined in the 1996 Indenture. All borrowings made under the Notes are and will be made in compliance with the restrictions contained in Section 10.12(a) of the 1996 Indenture.

     (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights or by the discretionary application by a court of general principles of equity.

     (f) Initial Financial Statements. The Initial Financial Statements fairly present the matters addressed therein. Since the date of the audited annual Initial Financial Statements no event or condition having a Material Adverse Effect has occurred, except as reflected in the Disclosure Schedule or a Disclosure Report. All Initial Financial Statements were prepared in accordance with GAAP.

     (g) Other Obligations and Restrictions. No Related Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to the consolidated financial condition of Borrower and its Subsidiaries and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which has a material probability of having a Material Adverse Effect. On the date hereof, no Related Person has any Permitted Priority Senior Indebtedness, other Additional Senior Indebtedness, Subordinated Indebtedness, Permitted Subordinated Trust Indebtedness, Allowed Puts or Non-Recourse Indebtedness, and no Forward Sales/Production Payments exist or Permitted Preferred Trust Securities are outstanding, except as listed in the Disclosure Schedule.

     (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Administrative Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Administrative Agent and each Lender in writing which has a material probability of having a Material Adverse Effect. All data and information which the Related Persons have furnished to the Approved Petroleum Engineers or any Lender in connection with any Engineering Report is true, correct and complete in all material respects, and, to the best knowledge of Borrower, there are no statements or conclusions in any Engineering Report which are based upon or include misleading data and information or fail to take into account material data and information regarding the matters reported therein. It is understood and agreed, however, that (i) each Engineering Report is necessarily based upon economic assumptions and professional opinions, estimates and projections, (ii) any financial projections which the Related Persons have provided or may provide are similarly based on economic assumptions, opinions and estimates, (iii) Borrower is not making any representation or warranty that such assumptions, opinions, estimates and projections will ultimately prove to have been accurate, (iv) Borrower is not making any representation or warranty with respect to any price or cost projections furnished by Administrative Agent or any Lender for use in preparing any Engineering Report, and (v) Borrower's only representation and warranty with respect to any financial projections that have been or will be provided by the Related Persons is that such projections have been or will be prepared in good faith based upon assumptions that Borrower's management believed or believes to be reasonable at the time such projections were or are prepared. Borrower has heretofore delivered to Administrative Agent and each Lender true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

     (i) Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report: (i) to the best knowledge of Borrower, there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending or threatened against any Related Person or Unrestricted Subsidiary before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which have a material probability of having a Material Adverse Effect, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person, any Unrestricted Subsidiary, or any Related Person's stockholders, partners, directors or officers which have a material probability of having a Material Adverse Effect.

     (j) Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, since January 1, 1999, neither the business nor the properties of any Related Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which has a material probability of having a Material Adverse Effect.

     (k) ERISA Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, to the best knowledge of Borrower no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $1,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $1,000,000.

     (l) Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (i) the Related Persons and Unrestricted Subsidiaries are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such laws; (ii) to the best knowledge of Borrower, none of the operations or properties of any Related Person or Unrestricted Subsidiary is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to an improper release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) no Related Person or Unrestricted Subsidiary (and to the best knowledge of Borrower, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person or Unrestricted Subsidiary is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Related Person or Unrestricted Subsidiary; (iv) to the best knowledge of Borrower, no Related Person or Unrestricted Subsidiary has any material Liability in connection with the transportation of Hazardous Material to any location which is (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person or Unrestricted Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (v) to the best knowledge of Borrower, no Related Person or Unrestricted Subsidiary otherwise has any material Liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, except for plugging and abandonment responsibilities and other routine Liabilities incurred in the ordinary course of business.

     (m) Names and Places of Business. Neither Borrower nor any Subsidiary Guarantor has, during the preceding five years, had, been known by, or used any other corporate, partnership, trade, or fictitious name, except as disclosed in the Disclosure Schedule or a Disclosure Report. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower and each Subsidiary Guarantor is located at the address of Borrower set out in Section 9.3.

     (n) Borrower's Subsidiaries. All of Borrower's Subsidiaries are either Restricted Subsidiaries or Unrestricted Subsidiaries; as of the date hereof Borrower has no Material Restricted Subsidiaries. Borrower does not have any Unrestricted Subsidiary or any Restricted Subsidiary or own, directly or indirectly, any stock or other Equity Interest in any other Person except those listed in the Disclosure Schedule or a Disclosure Report. No Related Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except (i) those listed in the Disclosure Schedule or a Disclosure Report and (ii) associations, joint ventures or other relationships
(1) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of income taxation only, (2) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (3) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the Equity Interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

     (o) Title to Properties; Licenses. Each Related Person has good and defensible title to (i) all Collateral and all material Borrowing Base Assets which it purports to possess, as of the time in question, and (ii) all of its other material properties and assets in the United States, free and clear in all cases of all Liens other than Permitted Liens and of all encumbrances which interfere in any material respect with the ordinary conduct of the business of the owner of the property or assets subject thereto, except that (1) no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed and (2) Borrower may be required, in connection with the California Real Estate and other acquisitions, to obtain various post-closing consents to assignments and transfers which are normally obtained in the ordinary course of the oil and gas business following the acquisition of oil and gas properties. Each Related Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property) which are reasonably necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Related Person is in violation of the terms under which it possesses such intellectual property or the right to use such intellectual property in any way which has a material probability of having a Material Adverse Effect.

     (p) Government Regulation. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which restricts the incurring by such Person of any Obligations, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     (q) Benefit to Guarantors. At such time as any Subsidiary Guarantor shall become a party hereto pursuant to Section 6.1, and so long thereafter as any Subsidiary Guarantor shall be a party hereto, Borrower, each Subsidiary Guarantor, and the other Restricted Subsidiaries are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one with the support of the others for their mutual benefit, and the ability of each to obtain such financing is dependent on the successful operations of the others. The board of directors of each Subsidiary Guarantor has determined that such Subsidiary Guarantor's execution, delivery and performance of this Agreement may reasonably be expected to directly or indirectly benefit such Subsidiary Guarantor and are in the best interests of such Subsidiary Guarantor.

     (r) Reasonable Consideration for Guaranties. At such time as any Subsidiary Guarantor shall become a party hereto pursuant to Section 6.1, and so long thereafter as any Subsidiary Guarantor shall be a party hereto, the direct or indirect value of the consideration received and to be received by each Subsidiary Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of such Subsidiary Guarantor hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit such Subsidiary Guarantor, directly or indirectly.

     (s) No Insolvencies. Neither Borrower nor any Subsidiary Guarantor is "insolvent" on the date hereof (that is, the sum of such Person's absolute and contingent liabilities, including the Obligations, does not exceed the fair market value of such Person's assets, including any rights of contribution, reimbursement or indemnity). Each of Borrower and the Subsidiary Guarantors has capital which is adequate for the businesses in which such Person is engaged and intends to be engaged. Neither Borrower nor any Subsidiary Guarantor has incurred (whether hereby or otherwise), nor does Borrower or any Subsidiary Guarantor intend to incur or believe that it will incur, Liabilities which will be beyond its ability to pay as such Liabilities mature.

     Section 4.2. Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents as set forth in Section 9.4.


                       ARTICLE V - Covenants of Borrower

     Section 5.1. Affirmative Covenants. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Administrative Agent and each Lender to enter into this Agreement and make the Loans, Borrower and each other Related Person which is a party hereto covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof. Borrower and each Subsidiary Guarantor will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each of its Subsidiaries to observe, perform and comply with every such term, covenant and condition which is applicable to such Subsidiary.

     (b) Books, Financial Statements and Reports. Each Related Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Administrative Agent and each Lender at Borrower's expense:

         (i) As soon as available, and in any event within ninety days after the end of each Fiscal Year, complete consolidated and consolidating financial statements of Borrower and its Subsidiaries together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by KPMG Peat Marwick LLP, or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such consolidated financial statements fairly present the matters addressed therein in accordance with GAAP. These financial statements shall contain a consolidated and consolidating balance sheet as of the end of such Fiscal Year, consolidated and consolidating statements of operations for such Fiscal Year, and consolidated statements of cash flows and of changes in stockholders' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants stating that they have read this Agreement and that in making the examination and reporting on the consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

         (ii) As soon as available, and in any event within forty-five days after the end of each Fiscal Quarter (A) a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter, consolidated statements of their operations, and consolidated statements of their cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments, each setting forth in comparative form the corresponding figures for the same Fiscal Quarter in the prior Fiscal Year, and (B) upon request of Administrative Agent, consolidating work sheets generated in connection with such consolidated balance sheet and statements, which need not be prepared in full accordance with GAAP. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of Exhibit E, appropriately completed and signed by the Chief Financial Officer of Borrower.

         (iii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders generally and all registration statements, periodic reports and other statements and schedules (other than transmittal letters) filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         (iv) By (A) March 1 of each year, one or more engineering reports prepared as of the preceding January 1 by (1) with respect to Oil and Gas Properties consisting of Collateral, Approved Petroleum Engineers (provided, if Borrower is maintaining a BBB/Baa2 Debt Rating, such reports may be prepared by Borrower's or Torch's internal reserve engineers, subject, at the sole option of Administrative Agent, to external audit) and
     (2) with respect to Oil and Gas Properties not constituting Collateral, Borrower's or Torch's internal reserve engineers, and audited by Approved Petroleum Engineers (provided, if Borrower is maintaining a BBB/Baa2 Debt Rating, such audit shall not be mandatory and shall be at the sole option of Administrative Agent), and (B) by August 15 of each year (and within 45 days after any other Evaluation Date) an engineering report prepared by Borrower's or Torch's internal reserve engineers, in each case concerning all material Oil and Gas Properties owned by any Related Person which are located in or offshore of the United States and which have proved oil or gas reserves attributable thereto. Each report shall be satisfactory to Administrative Agent, shall contain information and analysis comparable in scope to that contained in the Initial Engineering

     Report, shall be in accordance with the requirements of Regulation S-X promulgated by the Securities and Exchange Commission (and, as to any report prepared by Borrower's or Torch's internal reserve engineers, shall utilize any pricing assumptions which may be provided to Borrower by Administrative Agent), shall identify (or be accompanied by a schedule identifying) any properties owned by any Restricted Subsidiary which is obligated in any way for Non-Recourse Indebtedness, and shall take into account (or be accompanied by a schedule showing) any "over-produced" or "under-produced" status under gas balancing arrangements. Each report shall also distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

         (v) Promptly after entering into any Derivative Contracts (or any unwinding of any Derivative Contracts), at or about the same time, which together cover more than twenty-five percent (25%) of the Related Persons' anticipated production of oil and gas in any calendar year, notice that such contracts have been entered into and describing the general terms thereof.

     (c) Other Information; Inspections; Confidentiality. Each Related Person will furnish to Administrative Agent and each Lender any information which Administrative Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Administrative Agent (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives, in each case during normal business hours. Each of Administrative Agent and Lenders agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to disclosures of information: (i) made in connection with any enforcement or defense by Administrative Agent or any Lender of its rights and remedies under the Loan Documents, (ii) which has at the time in question entered the public domain,
(iii) which is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, to (iv) Administrative Agent's or any Lender's Affiliates, auditors, attorneys, advisors, or agents (provided that Administrative Agent and each Lender shall be responsible for causing its own Affiliates, auditors, attorneys, advisors, or agents to comply with the foregoing confidentiality provisions),
(v) or to any other Lender or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided that any such purchaser or prospective purchaser has agreed to be bound by the foregoing confidentiality provisions).

     (d) Notice of Material Events and Change of Address. Borrower will promptly notify Administrative Agent and each Lender:

         (i)   of any event or condition having a Material Adverse Effect,

         (ii)  of the occurrence of any Default or Borrowing Base Deficiency,

         (iii) of the acceleration of the maturity of any Indebtedness owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default has a material probability of having a Material Adverse Effect,

         (iv)  of the occurrence of any Termination Event known to Borrower,

         (v) of any claim of $1,000,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim, which is asserted against any Related Person or with respect to any Related Person's properties, and

     (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision would have a material probability of having a Material Adverse Effect.

Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such Default, acceleration, default or Termination Event, to protect against any such Material Adverse Effect or adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Administrative Agent and Thompson & Knight, P.C., Administrative Agent's counsel (or such other counsel for Administrative Agent as may be designated by Administrative Agent) in writing at least thirty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

     (e) Maintenance of Properties. Each Related Person will, in compliance with prudent industry practices, maintain, preserve, protect, and keep all Collateral and all of its other property in good condition and in material compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to do the foregoing. Each Related Person will operate, or cause to be operated, all of its material Oil and Gas Properties in accordance with prudent industry practices.

     (f) Maintenance of Existence and Qualifications. Each Related Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence (except for any mergers or consolidations expressly permitted by this Agreement and except for the dissolution of any Restricted Subsidiaries which no longer have any significant business or assets) and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify would not have a material probability of having a Material Adverse Effect.

     (g) Payment of Trade Liabilities, Taxes, etc. Each Related Person will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other material Liabilities now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     (h) Insurance. Each Related Person will keep or cause to be kept adequately insured by financially sound and reputable insurers its surface equipment, vehicles and all other property of a character usually insured by similar Persons engaged in the same or similar businesses in the relevant area of operations. Each Related Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall provide the coverages usually maintained by similar Persons in the relevant area of operations. Upon written demand by Administrative Agent: (a) any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Administrative Agent for the account of Lenders as their interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (ii) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen days prior notice to Administrative Agent, (iii) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured, and (iv) to provide for any other matters which Administrative Agent may reasonably require; and (b) any insurance policies covering liability for injury to persons or property shall name Administrative Agent and Lenders as additional insured.

     (i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by or on behalf of (i) Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, and the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (ii) Administrative Agent or any Lender in connection with the defense or enforcement of the Loan Documents or the defense of Administrative Agent's or any

Lender's exercise of its rights thereunder (including reasonable costs and expenses of determining whether and how to carry out such defense or enforcement).

     (j) Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Administrative Agent or any Lender may pay the same. Borrower shall immediately reimburse Administrative Agent or any such Lender for any such payments and each amount paid by Administrative Agent or any such Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent or such Lender.

     (k) Interest. Borrower hereby promises to Administrative Agent and Lenders to pay interest at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Administrative Agent or any Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     (l) Compliance with Agreements and Law . Each Related Person will perform all obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, except where the failure to do so would not have a material probability of having a Material Adverse Effect. Each Related Person will conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto, including Environmental Laws, except where the failure to do so would not have a material probability of having a Material Adverse Effect. Without limitation of the foregoing, no Related Person will knowingly transport or arrange for the transportation or disposal of any Hazardous Material in violation of any Environmental Laws, and no Related Person will incur any material Liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

     (m) Evidence of Compliance. Borrower will at its own expense furnish to each Lender all evidence which Administrative Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     (n) Agreement to Deliver Security Documents. Borrower agrees to deliver, and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent, for the purpose of granting, confirming, and perfecting first and prior liens or security interests in Oil and Gas Properties with a value (as reasonably determined by Administrative Agent based upon the most-recent Engineering Report delivered by Borrower pursuant to Section 5.1(b)(iv)) at all times of not less than eighty-five percent (85%) of the aggregate value of all Borrowing Base Assets, together with legal opinions in form and substance reasonably satisfactory to Administrative Agent and its counsel confirming that such Oil and Gas Properties are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected deed of trust or mortgage liens in such Oil and Gas Properties and assignments of and security interests in the oil and gas attributable to such Oil and Gas Properties and the proceeds thereof. Borrower also agrees to deliver, whenever requested by Administrative Agent in its sole and absolute discretion upon the occurrence and during the continuance of an Event of Default, favorable title opinions from legal counsel acceptable to Administrative Agent with respect to any such Oil and Gas Properties as may from time to time be designated by Administrative Agent, based upon abstract or record examinations to dates acceptable to Administrative Agent (a) stating that such Related Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Administrative Agent may request.

     (o) Perfection and Protection of Security. Each Related Person will from time to time Interests and Liens deliver to Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     (p) Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Related Persons are and will be assigning to Administrative Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Event of Default as described in
Section 7.1(a), (b), (h) or (i) has occurred and is continuing, Related Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence and during the continuance of an Event of Default as described in Section 7.1(a), (b), (h) or
(i), Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by any Related Person or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Administrative Agent or Lenders to any Related Person constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Administrative Agent or Lenders to collect other Production Proceeds thereafter.

     Section 5.2. Negative Covenants. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Administrative Agent and each Lender to enter into this Agreement and make the Loans, Borrower and each other Related Person which is a party hereto covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     (a) Guaranties and Indebtedness. No Restricted Subsidiary will at any time have any Liability under any guaranty of any Indebtedness other than guaranties of the Obligations and guaranties constituting Permitted Priority Senior Indebtedness. No Related Person will guarantee any Liability of any Unrestricted Subsidiary or of any Restricted Subsidiary which is obligated for Non-Recourse Indebtedness. No Related Person will directly or indirectly create, incur, assume, guarantee, or otherwise become or be liable with respect to any Indebtedness except:

          (i)  the Obligations;

          (ii) Permitted Priority Senior Indebtedness owing by any Related
     Person;

          (iii) Additional Senior Indebtedness owing by Borrower (but no other Related Person) which is not Permitted Priority Senior Indebtedness;

          (iv) Subordinated Indebtedness owing by Borrower (but no other Related Person);

          (v) Indebtedness owing by Borrower (but no other Related Person) arising under Derivative Contracts, provided that such Derivative Contracts are in compliance with Section 5.2(g);

          (vi) Intercompany Indebtedness; and

          (vii) Non-Recourse Indebtedness owing by any Restricted Subsidiary,

provided in each case that, both immediately before and after such Indebtedness is created, incurred, assumed, guaranteed, or otherwise becomes a liability of any such Related Person, no Borrowing Base Deficiency, Default under Section 5.2, or Event of Default exists (unless the proceeds of such Indebtedness are applied in such a way that no Borrowing Base Deficiency or Default exists immediately thereafter). For the purposes of this subsection, any Indebtedness owing by a Person at the time it becomes a Restricted Subsidiary shall be deemed to have been incurred at such time.

     (b) Prepayments of Subordinated Indebtedness. No Related Person will make any unscheduled payment on any Subordinated Indebtedness, except:

          (i) unscheduled payments of any Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent issuance and sale (other than to another Related Person) of Non-Redeemable Common Stock or of options or warrants giving the holders thereof only the right to acquire Non-Redeemable Common Stock;

          (ii) unscheduled payments of any Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent incurrence (other than to another Related Person) of new Subordinated Indebtedness of Borrower that is permitted under subsection
     (iv) of the immediately preceding subsection (a), provided that such new Subordinated Indebtedness has a stated interest rate that is the same or less than the stated interest rate of the Subordinated Indebtedness being paid, purchased, redeemed, defeased, acquired, or retired, and has a weighted average life to maturity that is longer than the weighted average life to maturity of the Subordinated Indebtedness being paid, purchased, redeemed, defeased, acquired, or retired; and

          (iii) other unscheduled payments of any Subordinated Indebtedness, provided that Borrower must give Agent and each Lender at least forty-five
     (45) days' advance notice of its decision to do so and must defer making any such unscheduled payments until (1) Majority Lenders have determined whether or not to designate a new Borrowing Base pursuant to Section 2.11(c), (2) any Borrowing Base Deficiency (whether resulting from such a designation or previously existing) has been eliminated, and (3) no Default exists.

Each Related Person will take all actions (such as, for example, reinvesting asset sales proceeds or using asset sales proceeds to pay the Obligations or Additional Senior Indebtedness) necessary to avoid becoming obligated to make any unscheduled payment on any Subordinated Indebtedness except as provided above. For the purpose of this subsection, Section 2.11, and the immediately following subsection (c), "unscheduled payment" means any payment on or purchase, redemption, defeasance, or other acquisition or retirement for value of any Subordinated Indebtedness or Additional Senior Indebtedness, excluding only principal payments and sinking fund payments which are scheduled to occur at specified times in the documents governing such Indebtedness without regard to the occurrence of any default, triggering event (such as asset sales, failure to maintain financial ratios, or a change of control) or other contingency. For the purpose of this subsection, the "weighted average life to maturity" of any Subordinated Indebtedness means, as of any date of determination, the quotient of (1) the sum of the products of (A) the number of years (and any portion thereof) from such date of determination to the date of each successive scheduled payment of principal on such Subordinated Indebtedness, times (B) the amount of each such scheduled payment, divided by (2) the sum of all such scheduled payments.

     (c) Prepayments of Additional Senior Indebtedness. No Related Person will make any unscheduled payment (as defined in the immediately preceding subsection
(b)) on any Additional Senior Indebtedness at any time when a Borrowing Base Deficiency or Default exists (unless immediately after the making of such unscheduled payment no Borrowing Base Deficiency or Default will exist) or if such incurrence would cause any Borrowing Base Deficiency or Default to exist. Each Related Person will take all actions necessary to avoid becoming obligated to make any unscheduled payment on any Additional Senior Indebtedness in violation of the preceding sentence.

     (d) Limitation on Liens. No Related Person will create, assume or permit to exist any Lien other than Permitted Liens upon any of the properties or assets which it now owns or hereafter acquires.

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

     (e) Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Related Person will merge or consolidate with or into any other business entity. Any Unrestricted Subsidiary may be merged into or consolidated with another Unrestricted Subsidiary (including any Restricted Subsidiary which in compliance herewith is designated as an Unrestricted Subsidiary in anticipation of such merger) or any other Person that is not a Related Person. Any Person may be merged into or consolidated with (i) a Restricted Subsidiary, so long as a Restricted Subsidiary is the surviving business entity and no Default is caused by such merger and any guaranties then required by Article VI hereof are concurrently maintained or given, or (ii) Borrower, so long as Borrower is the surviving business entity and no Default is caused by such merger. Borrower will not hereafter issue any Equity Interests other than shares of Non-Redeemable Common Stock and any options or warrants giving the holders thereof only the right to acquire Non-Redeemable Common Stock. No Restricted Subsidiary will hereafter issue any Equity Interests, other than Permitted Preferred Trust Securities, and, to the extent not otherwise forbidden under the terms hereof, Equity Interests issued to another Related Person. Except as provided in Section 5.2(f), no Restricted Subsidiary which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

     (f) Limitation on Sales of Property. No Related Person will sell, lease, exchange, alienate, dispose of, or otherwise transfer any Collateral or any of its material assets or properties or any material interest therein to any Person other than a Related Person, except:

          (i) equipment or other tangible personal property which is worthless or obsolete or which is replaced by items of equal suitability and value.

          (ii) oil, gas and other hydrocarbons which are sold in the ordinary course of business after production or processing, and parcels of California surface real estate (excluding mineral rights) which are sold in the ordinary course of business.

          (iii) other assets and properties (including (A) Forward Sales/Production Payments, or (B) all, or any part, of the stock of or partnership interests in any of Borrower's Subsidiaries) which are sold or otherwise transferred on an arm's-length basis, provided that (1) the receipt of any consideration therefor other than cash will be deemed the making of an Investment by the Related Person which receives such consideration, and such sale or other transfer may be made only if such Investment can be made in compliance herewith after giving effect to such sale or transfer, and (2) any sale or other transfer to any of such Related Person's Affiliates must also be in compliance with Section 5.2(j).

No Related Person will otherwise sell, transfer or otherwise dispose of capital stock of any Restricted Subsidiary except that any Restricted Subsidiary may sell or issue its own capital stock to the extent permitted under Section 5.2(e). No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents. So long as no Default then exists or would be caused thereby, Administrative Agent will, at Borrower's request and expense (and each Lender hereby irrevocably authorizes Administrative Agent to) execute a release, satisfactory to Borrower and

Administrative Agent, of any Collateral so sold, leased, exchanged, alienated, disposed or otherwise transferred pursuant to clause (iii) above.

     (g) Derivative Contracts. No Restricted Subsidiary will be a party to or be bound by any Derivative Contract. Borrower will not be a party to or bound by any Derivative Contract, unless:

          (i) such Derivative Contract, at the time it is entered into (A) is not a speculative investment, and, unless it is a hedge of oil and gas production, qualifies under GAAP as a hedge of floating or fixed rate Indebtedness, or foreign currency needs, and (B) is entered into by Borrower in the ordinary course of the Related Persons' businesses.

          (ii) such Derivative Contract does not require any Related Person to provide any Lien to secure Borrower's obligations thereunder, except for Permitted Liens described in subsections (b) and (k) of the definition thereof in Section 1.1.

          (iii) all Derivative Contracts relating to the Related Persons' anticipated total sales (measured in unit volumes, not by sales price) of oil and gas in the ordinary course of their businesses (excluding any such production committed to fixed price sales contracts) do not, in the aggregate, cover amounts greater than the percentages of the Related Persons' production (determined looking only to anticipated production from reserves which are proved, developed producing reserves at the time in question and excluding any such production committed to fixed price sales contracts) for terms which are longer than those set out in the following table:

      Percentage of Anticipated Production    Length of Contract Terms

          0% to but not including 20%         up to 7 years
          20% to but not including 40%        up to 5 years
          40% to but not including 60%        up to 3 years
          60% to but not including 80%        up to 1 year
          over 80%                            up to 3 months

     (h) Restricted Payments and Investments. No Related Person will incur any Liability to make any Investment in any Restricted Subsidiary which is obligated for Non-Recourse Indebtedness. No Related Person will make any Investment in any Restricted Subsidiary which is obligated for Non-Recourse Indebtedness at any time when, either immediately before or after giving effect to such Investment, any Borrowing Base Deficiency, Default under Section 5.2, or Event of Default would exist. No Related Person will declare, make or incur any Liability to make any Restricted Payment or any Restricted Investment (including the sale, issuance or entering into of any Allowed Put), unless both immediately before and after giving effect to such action:

          (i) no Borrowing Base Deficiency, Default under Section 5.2, or Event of Default would exist, and

          (ii) the sum of the aggregate amount of Restricted Investments (valued immediately after such action), plus the aggregate amount of Restricted Payments of the Related Persons declared or made during the period commencing on January 1, 1996, and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

               (1)  $10,000,000, plus

               (2) 50% of Adjusted Net Income for such period (or minus 100% of Adjusted Net Income for such period if Adjusted Net Income for such period is a loss), plus

               (3) twenty-five percent (25%) of the aggregate proceeds (whether or not in cash, but net of transaction costs) in excess of $130,000,000 received after December 31, 1995 and prior to January 1, 1998 from sales, exchanges, conversions or other issuances of Equity Interests of any kind, including the TECONS and other Permitted Preferred Trust Securities, by Borrower or any of its Restricted Subsidiaries (other than from issuances to each other which are permitted hereunder), plus

               (4) fifty percent (50%) of the aggregate proceeds (whether or not in cash, but net of transaction costs) received on or after January 1, 1998 and through the end of such period from sales, exchanges, conversions or other issuances of Equity Interests of any kind, including Permitted Preferred Trust Securities, by Borrower or any of its Restricted Subsidiaries (other than from issuances to each other which are permitted hereunder), plus

               (5) the aggregate net cash proceeds received during such period by the Related Persons, after elimination of inter-company transactions between themselves, constituting a return of capital from any Restricted Investment

     Notwithstanding the foregoing subsection (ii), Borrower may make the following Restricted Payments and Restricted Investments (which will nonetheless be included in all calculations thereafter made under such subsection (ii)):

          (A) the payment of any dividend on any other capital stock of any Related Person within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the foregoing subsections (i) and (ii) (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of such subsection (ii)).

     (i) Limitation on Acquisitions, New Businesses, and Margin Stock. No Related Person will: (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business other than the Oil and Gas Business, the development or sale of California surface real estate (excluding mineral rights) currently owned or as part of future acquisitions of Oil and Gas Properties in California, or activities ancillary to the foregoing, (iii) make any significant acquisitions of or investments in any properties other than Oil and Gas Properties, the foregoing California real estate, and ancillary properties used or useful in the Oil and Gas Business. Borrower will not at any time, directly or indirectly, own "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) which constitute more than twenty-five percent of the value of Borrower's assets, and Borrower will not use the proceeds of any Advances to acquire five percent or more of any class of publicly-traded Equity Interests issued by any Person.

     (j) Transactions with Affiliates. No Related Person will engage in any material transaction (including any series of related transactions, but excluding any extension of credit to employees which is described in subsection
(c) of the definition herein of "Restricted Investment") with any of its Affiliates (other than another Related Person) unless (i) the terms of such transaction are at least as favorable to it as those which would be obtainable at the time in arm's-length dealings with Persons who are not its Affiliates, and (ii) if such transaction involves payments in excess of $5,000,000, a majority of those members of Borrower's Board of Directors who are not related to such Affiliate have approved such transaction.

     (k) Certain Prohibited Contracts; Torch Agreements; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Related
Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make other distributions to Borrower or another Restricted Subsidiary, (ii) redeem Equity Interests held in it by Borrower or another Restricted Subsidiary, (iii) repay loans and other Indebtedness owing by it to Borrower or another Restricted Subsidiary, or (iv) transfer any of its assets to Borrower or another Restricted Subsidiary (other than leased assets or licenses which require the lessor's or licensor's consent to any transfer). No Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. Borrower will (1) promptly notify Administrative Agent and each Lender in writing not less than thirty days prior to any proposed amendment or supplement to or replacement or termination of the Torch Agreements or any related marketing agreement, and (2) from time to time upon request of Administrative Agent or any Lender, permit representatives appointed by Administrative Agent or such Lender to visit Borrower's offices and review any such proposed or final amendment, supplement or replacement. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     (l) Unrestricted Subsidiaries. Borrower will not have any Subsidiary that is neither a Restricted Subsidiary nor an Unrestricted Subsidiary. Borrower will insure that no Unrestricted Subsidiary creates, incurs, assumes or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Indebtedness. Borrower will (without violating Section 5.2(h) or any other provision of any Loan Document) insure that each Unrestricted Subsidiary complies with each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which such Unrestricted Subsidiary is a party or by which it or any of its properties is bound, and with all laws, regulations, and orders applicable to such Unrestricted Subsidiary or its properties, business and affairs, including Environmental Laws, if such Unrestricted Subsidiary's failure so to comply would impose any Liability on any Related Person, require any Related Person to pay or perform any Liability owing by any Unrestricted Subsidiary, or otherwise have a material probability of having a Material Adverse Effect. Borrower will (without violating Section 5.2(h) or any other provision of any Loan Document) insure that no Unrestricted Subsidiary takes, or omits to take, any action if such action or omission would cause Borrower to be unable to remake its representations and warranties hereunder.

     (m)  EBITDAX to Fixed Charges.   At the end of any Fiscal Quarter, either:

          (i) the EBITDAX/Fixed Charge Ratio will not be less than 2.0 to 1 or

          (ii) if such Fiscal Quarter ends on or prior to March 31, 2000, the Adjusted EBITDAX/Fixed Charge Ratio will not be less than 2.5 to 1.

     (n) Indebtedness to Capitalization. The Debt to Capitalization Ratio shall not exceed 0.65 to 1 at any time.


              ARTICLE VI - Subsidiary Guaranties and Subordination

     Section 6.1 Subsidiary Guarantors. Any Subsidiary of Borrower, whether now existing or hereafter created or acquired or otherwise coming into existence after the date hereof, that shall at any time qualify as a Material Restricted Subsidiary hereunder shall promptly become a party to this Agreement by executing and delivering to Administrative Agent a supplement hereto in the form attached hereto as Exhibit G, with such modifications therein as Administrative Agent shall from time to time reasonably specify. Each such Material Restricted Subsidiary shall deliver to Administrative Agent, simultaneously with its delivery of such supplement, written evidence satisfactory to Administrative Agent and its counsel that such Material Restricted Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance thereof and of any other documents which it is required to execute.

     Section 6.2. Guaranty.

     (a) Each Subsidiary Guarantor, by becoming a party to this Agreement, irrevocably, absolutely, and unconditionally guarantees to Administrative Agent and each Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of (i) each Note, including all principal, all interest thereon and all other sums payable thereunder, and (ii) all other sums payable under this Agreement and the other Loan Documents, whether for principal, interest, fees or otherwise. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

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

     (b) Each Subsidiary Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Administrative Agent and each Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Administrative Agent or Lenders under, by reason of, or pursuant to any of the Loan Documents.

     (c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, each Subsidiary Guarantor will, forthwith upon demand by Administrative Agent, pay such Obligation in full to Administrative Agent for the benefit of Administrative Agent or the Lenders to whom such Obligation is owed. If Borrower shall for any reason fail to perform promptly any Obligation, each Subsidiary Guarantor will, forthwith upon demand by Administrative Agent, cause such Obligation to be performed or, if specified by Administrative Agent, provide sufficient funds, in such amount and manner as Administrative Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Administrative Agent or such other Person as Administrative Agent shall designate.

     (d) If either Borrower or any Subsidiary Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c), each Subsidiary Guarantor will incur the additional obligation to pay to Administrative Agent, and each Subsidiary Guarantor will forthwith upon demand by Administrative Agent pay to Administrative Agent, the amount of any and all expenses, including reasonable fees and disbursements of Administrative Agent's counsel and of any experts or agents retained by Administrative Agent, which Administrative Agent may incur as a result of such failure.

     (e) It is the intention of all parties that the guarantees by each Subsidiary Guarantor under this Article VI not constitute fraudulent transfers or fraudulent conveyances for purposes of the federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal or state law. Therefore, and notwithstanding any provision to the contrary in this Agreement, the obligations of each Subsidiary Guarantor from time to time owing under this Agreement shall be limited to the maximum amount as will (after giving effect to all other Liabilities of such Subsidiary Guarantor, including any Liability under any guarantee of the 1996 Notes or the 1998 Notes, if any, and any adjustments to such Liability from time to time under Section 13.4 of the 1996 Indenture or Section 13.4 of the 1998 Indenture, and after giving effect to all assets of such Subsidiary Guarantor consisting of rights to subrogation, reimbursement, indemnity, exoneration or contribution) result in such obligations of such Subsidiary Guarantor not constituting such a fraudulent conveyance or fraudulent transfer.

     Section 6.3.  Unconditional Guaranty.

     (a) No action which Administrative Agent or any Lender may take or omit to take in connection with any of the Loan Documents, any of the Obligations (or any other Liabilities owing by Borrower to Administrative Agent or any Lender), or any Security, and no course of dealing of Administrative Agent or any Lender with any Related Person or any other Person, shall release or diminish any Subsidiary Guarantor's obligations, liabilities, agreements or duties

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

hereunder or afford any Subsidiary Guarantor any recourse against Administrative Agent or any Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Administrative Agent or any Lender or any Related Person or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, each Subsidiary Guarantor hereby expressly agrees that Administrative Agent and Lenders may, from time to time, without notice to or the consent of any Subsidiary Guarantor, do any or all of the following:

          (i) consent to, or participate in making, any amendment, change or modification, in whole or in part, to any one or more of the Loan Documents, and give or refuse to give any waivers or other indulgences with respect thereto.

          (ii) neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Loan Document, to bring suit against any Related Person or any other Person, or to take any other action concerning the Obligations or the Loan Documents.

          (iii) accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

          (iv) compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Loan Documents.

          (v) take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Administrative Agent's or Lenders' rights in any or all Security.

          (vi) discharge, release, substitute or add Subsidiary Guarantors or other guarantors of the Obligations.

          (vii) apply all amounts received from the Related Persons or others, or from any Security for any of the Obligations, as required herein or as Administrative Agent or Lenders may otherwise determine, without in any way being required to marshall Security or assets or to apply all or any part of such amounts upon any particular Obligations.

     (b) No action or inaction of any Related Person or any other Person, and no change of law or circumstances, shall release or diminish any Subsidiary Guarantor's obligations, liabilities, agreements, or duties hereunder or afford any Subsidiary Guarantor any recourse against Administrative Agent or any Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of each Subsidiary Guarantor under this Agreement shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from

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time to time, even if occurring without notice to or without the consent of any
Subsidiary Guarantor:

          (i) any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Related Person or any other proceedings involving any Related Person or any of the assets of any Related Person under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Related Person, any properties of any Related Person, or the estate in bankruptcy of any Related Person in the course of or resulting from any such proceedings.

          (ii) the failure by Administrative Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Related Person is a party.

          (iii) the release by operation of law of any Related Person from any of the Obligations or any other obligations to Administrative Agent or any Lender.

          (iv) the invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Loan Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

          (v) the failure of any Related Person or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Related Person, Administrative Agent or any Lender.

          (vi) without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual, full and final payment and performance of the Obligations in accordance with their terms or the release of such Subsidiary Guarantor pursuant to Section 6.8.

     (c) Administrative Agent and Lenders may invoke the benefits of this Agreement against any one or more Subsidiary Guarantors before pursuing any remedies against any Related Person or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Administrative Agent and Lenders may maintain an action against any Subsidiary Guarantor without joining any other Related Person therein and without bringing a separate action against any other Related Person.

     (d) If any payment to Administrative Agent or any Lender by any Related Person is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for

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any other reason Administrative Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Administrative Agent or such Lender shall not constitute a release of any Subsidiary Guarantor from any liability hereunder, and each Subsidiary Guarantor agrees to pay such amount to Administrative Agent or such Lender on demand and agrees and acknowledges that this Agreement shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6.6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Administrative Agent and Lenders.

     (e) This Article VI constitutes a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

     Section 6.4. Waivers. Each Subsidiary Guarantor hereby waives, with respect to the Obligations, this Agreement, and the other Loan Documents:

     (a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) each Subsidiary Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Administrative Agent nor any Lender shall have any responsibility of any kind to inform any Subsidiary Guarantor of such matters, and (iii) Administrative Agent and Lenders are hereby authorized to assume that each Subsidiary Guarantor, by virtue of its relationships with Borrower, has full and complete knowledge of such matters whenever Lenders extend credit to Borrower or take any other action which may change or increase any Subsidiary Guarantor's liabilities or losses hereunder).

     (b) notice that Administrative Agent, any Lender, any Related Person, or any other Person has taken or omitted to take any action under any Loan Document or any other agreement or instrument relating thereto or relating to any Obligation.

     (c) notice of acceptance of the guarantee provided in this Article VI, and all rights of any Subsidiary Guarantor under (S)3.605 or (S)34.02 of the Texas Business and Commerce Code.

     (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

     (e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following section or otherwise), and all other notices of any kind whatsoever.

     Section 6.5. Exercise of Remedies. Administrative Agent and Lenders shall have the right to enforce, from time to time and in any order, any rights, powers and remedies which they may have under the Loan Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment

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

of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and each Subsidiary Guarantor shall be liable to Administrative Agent and each Lender hereunder for any deficiency resulting from the exercise by Administrative Agent or any Lender of any such right or remedy even though any rights which such Subsidiary Guarantor may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Administrative Agent and each Lender provided herein and pursuant to the other Loan Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Administrative Agent and each Lender hereunder are not conditional or contingent on any attempt by Administrative Agent or any Lender to exercise any of its rights under any other Loan Document against any Related Person or any other Person.

     Section 6.6. Delayed Subrogation. Until all of the Obligations have been paid and performed in full, no Subsidiary Guarantor shall have any right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Related Person or any Security in connection with this Agreement (including any right of contribution or subrogation under (S)3.116 or (S)34.04 of the Texas Business and Commerce Code), and each Subsidiary Guarantor hereby waives any rights to enforce any remedy which any Subsidiary Guarantor may have against Borrower or any other Subsidiary Guarantor and any right to participate in any Security until such time. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Administrative Agent and Lenders, shall be segregated from the other funds of such Subsidiary Guarantor, and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect. If any Subsidiary Guarantor shall make payment to Administrative Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Administrative Agent will, at such Subsidiary Guarantor's request and expense, execute and deliver to such Subsidiary Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Obligations resulting from such payment by such Subsidiary Guarantor, provided that such transfer shall be subject to Section 6.3(d).

     Section 6.7. Subordination. Each Restricted Subsidiary which at any time is a party hereto hereby subordinates and makes inferior to the Obligations any and all Liabilities now or at any time hereafter owed by Borrower to such Restricted Subsidiary. Each Restricted Subsidiary agrees that during the continuance of any Event of Default it will neither permit Borrower to repay such Liabilities or

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

any part thereof nor accept payment from Borrower of such Liabilities or any part thereof. If any such Restricted Subsidiary receives any such payment, the amount so paid shall be held in trust for the benefit of Lenders, shall be segregated from the other funds of such Restricted Subsidiary, and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portions of the Obligations in such order as Administrative Agent and Majority Lenders shall elect.

     Section 6.8. Release of Guarantor. (a) Upon any sale or disposition (by merger or otherwise) of a Subsidiary Guarantor to a Person other than Borrower or another Subsidiary Guarantor, pursuant to a transaction that is otherwise permitted by and in compliance with the Loan Documents, such Subsidiary Guarantor shall automatically and without further action by Administrative Agent or any Lender be released from its obligations as a Subsidiary Guarantor hereunder. The Administrative Agent shall (and each Lender hereby irrevocably authorizes Administrative Agent to) deliver an appropriate instrument evidencing such release upon (i) compliance with all provisions of the Loan Documents with respect to such sale or disposition and (ii) receipt of a request from Borrower certifying such compliance.

     (b) Each Subsidiary Guarantor that may from time to time be designated as an Unrestricted Subsidiary in accordance with the provisions of this Agreement shall be released from its guarantee as a Subsidiary Guarantor hereunder for so long as it remains an Unrestricted Subsidiary. The Administrative Agent shall (and each Lender hereby irrevocably authorizes Administrative Agent to) deliver an appropriate instrument evidencing such release upon (i) the satisfaction of all requirements hereunder with respect to any such designation and (ii) receipt by Administrative Agent of certified resolutions of Borrower's Board of Directors designating such Subsidiary Guarantor as an Unrestricted Subsidiary.

     (c) If at any time any Subsidiary Guarantor shall no longer qualify as a Material Restricted Subsidiary, then, provided that an Event of Default shall not have occurred and be continuing, upon the request of Borrower to Administrative Agent, Administrative Agent shall (and each Lender hereby irrevocably authorizes Administrative Agent to) release such Subsidiary Guarantor from its obligations as a Subsidiary Guarantor hereunder.


                  ARTICLE VII - Events of Default and Remedies

     Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Related Person fails to pay the principal amount of any Obligation owed by it when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Related Person fails to pay any interest or other amounts (excluding principal) constituting Obligations owed by it within five days after when such interest or other Obligation is due and payable, whether at a date specified for the payment thereof or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

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

     (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.1(d)(ii) or of Sections 5.2(m) or
(n);

     (d) Any Related Person fails (other than as referred to in subsections (a), (b) and (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to Borrower;

     (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Administrative Agent;

     (f) Any Related Person (i) fails to pay any portion, when such portion is due, of any Indebtedness (other than the Obligations) owing by it (whether as principal, guarantor or otherwise) in an aggregate amount in excess of $5,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

     (g) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $5,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $5,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

     (h) any Change of Control occurs; and

     (i) Any Related Person:

         (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

         (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as

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

     such debts become due; or takes corporate or other action to authorize any of the foregoing; or

         (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any Collateral with an aggregate value in excess of $5,000,000 in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

         (iv) suffers the entry against it of a final judgment for the payment of money in excess of $5,000,000 (not covered by insurance satisfactory to Administrative Agent in its discretion), and either (1) enforcement proceedings upon such judgment are commenced prior to such judgment being stayed, or (2) sixty days elapse after the date of entry of such judgment without an appeal or appropriate proceeding for review thereof being taken and a stay of enforcement pending such appeal being obtained; or

         (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any Collateral with an aggregate value in excess of $5,000,000, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

     Section 7.2  Acceleration; Other Remedies.  Upon the occurrence of an
Event of Default described in subsection (i)(i), (i)(ii) or (i)(iii) of Section
7.1 with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Advances shall be terminated. During the continuance of any other Event of Default, Administrative Agent may (provided it has received the consent of Majority Lenders), at any time and from time to time and without notice to Borrower or any other Related Person, do either or both of the following:

          (a) terminate any obligation of Lenders to make Advances hereunder, and

          (b) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement.

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

After the occurrence of any Event of Default Administrative Agent may, on behalf of itself and Lenders (i) protect and enforce their rights under the Loan Documents by any appropriate proceedings, including proceedings to obtain specific performance of any covenant or agreement contained in any Loan Document or to enforce any other legal or equitable right, and (ii) enforce and foreclose on the Liens upon Collateral evidenced by the Security Documents in any manner provided therein or provided for by law. All rights, remedies and powers conferred upon Administrative Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity; provided that no Lender shall individually give any notice to any holder of Subordinated Indebtedness (or any trustee for such holders) which would have the effect of suspending payments on such Subordinated Indebtedness, and any such notice shall be given only by Administrative Agent with the consent of Majority Lenders.

     Section 7.3. Indemnity. As used in this section the term "Indemnified Parties" refers to Administrative Agent, Documentation Agent, each Lender, and each director, officer, agent, attorney, employee, representative and Affiliate of Administrative Agent, Documentation Agent or any Lender. Borrower hereby agrees to indemnify each Indemnified Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party growing out of, resulting from or in any other way associated with any of the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person or any Indemnified Party with respect to Hazardous Materials found in or released into the environment).

     THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS, OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ONE OR MORE OF THE INDEMNIFIED PARTIES,

unless and only to the extent that it shall be judicially determined (including without limitation by agreed alternative dispute resolution) that such liabilities and costs were proximately caused by the gross negligence or willful misconduct of any Indemnified Party, in which event the foregoing indemnities
(a) shall continue for the benefit of the other Indemnified Parties in all respects, and (b) shall also continue for the benefit of such Indemnified Party but shall only extend to those portions of the liabilities and costs that are

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

not determined to have been proximately caused by the gross negligence or willful misconduct of such Indemnified Party.

     Section 7.4. Bank Accounts; Offset. In this section Borrower and Subsidiary Guarantors which are parties hereto are each called a "Grantor". To secure the repayment of the Obligations, each Grantor hereby grants to Administrative Agent and to each Lender a right of offset, which shall be in addition to all other interests and rights of Administrative Agent or any Lender at common law, under the Loan Documents, or otherwise, and which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Grantor now or hereafter held or received by or in transit to Administrative Agent or any Lender from or for the account of such Grantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise,
(b) any and all deposits (general or special, time or demand, provisional or final) of such Grantor with Administrative Agent or any Lender, and (c) any other credits and claims of such Grantor at any time existing against Administrative Agent or any Lender, including claims under certificates of deposit. At any time and from time to time during the continuation of any Event of Default, each of Administrative Agent and Lenders is hereby authorized to offset against the Obligations then due and payable (in either case without notice to such Grantor) any and all items hereinabove referred to. If Administrative Agent or any Lender ever exercises such right of offset, it shall give Borrower (or the other affected Grantor) notice of such offset promptly thereafter, but failure or delay in giving such notice shall in no way affect the validity or enforceability of such offset.


                      ARTICLE VIII - Administrative Agent

     Section 8.1. Appointment and Authority. Each Lender hereby irrevocably authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each Lender thereof.

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     Section 8.2. Exculpation, Administrative Agent's Reliance, Etc. Neither
Administrative Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents, or for the adequacy, accuracy or completeness of any title, environmental or other review or evidence referred to in Article III; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 8.3. Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 8.4. Indemnification. As used in this section the term "Indemnified Parties" refers to Administrative Agent and each director, officer, agent, attorney, employee, representative and Affiliate of Administrative Agent. Each Lender hereby agrees to indemnify each Indemnified Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party growing out of, resulting from or in any other way associated with any of the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or

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contemplated therein (including any violation or noncompliance with any
Environmental Laws by any Related Person or any liabilities or duties of any Related Person or any Indemnified Party with respect to Hazardous Materials found in or released into the environment).

     THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS, OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ONE OR MORE OF THE INDEMNIFIED PARTIES,

unless and only to the extent that it shall be judicially determined (including without limitation by agreed alternative dispute resolution) that such liabilities and costs were proximately caused by the gross negligence or willful misconduct of any Indemnified Party, in which event the foregoing indemnities
(a) shall continue for the benefit of the other Indemnified Parties in all respects, and (b) shall also continue for the benefit of such Indemnified Party but shall only extend to those portions of the liabilities and costs that are not determined to have been proximately caused by the gross negligence or willful misconduct of such Indemnified Party.

     Section 8.5. Rights as Lender. In its capacity as a Lender, Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Administrative Agent. Administrative Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

     Section 8.6. Sharing of Set-Offs and Other Payments. Each of Administrative Agent and Lender agrees that if it shall, whether through the exercise of rights under security documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 2.9, causes Administrative Agent or such Lender to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 2.9, then
(a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Administrative Agent and all Lenders to share all payments as provided for in Section 2.9, and
(b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lenders share all payments of Obligations as provided in Section 2.9; provided, however, that nothing herein contained shall in any way affect the right of Administrative Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any

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such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

     Section 8.7. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lenders, Administrative Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Administrative Agent for distribution to Lenders (other than to the Person who is Administrative Agent in its separate capacity as a Lender) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lenders, and Administrative Agent shall have no equitable title to any portion thereof.

     Section 8.8. Benefit of Article VIII. The provisions of this Article (other than the following Section 8.9) are intended solely for the benefit of Administrative Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Administrative Agent or any Lender. Administrative Agent and Majority Lenders may waive or amend such provisions (other than the following Section 8.9) as they desire without any notice to or consent of Borrower or any Related Person.

     Section 8.9. Resignation. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower, which notice shall set forth the date of such resignation. Administrative Agent may be removed at any time, with or without cause, by action of Majority Lenders. Upon any such resignation or removal, Borrower may, with the written concurrence of Majority Lenders, designate a successor Administrative Agent. If within fifteen days after the date of such resignation or removal Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Administrative Agent. A successor must be appointed for any retiring or removed Administrative Agent, and such Administrative Agent's resignation or removal shall become effective when such successor accepts such appointment. If, within thirty days after the date of the Administrative Agent's resignation or removal, no successor Administrative Agent has been appointed and has accepted such appointment, then the retiring or removed Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent hereunder

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by a successor Administrative Agent, the retiring or removed Administrative
Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any resignation or removal of an Administrative Agent hereunder, the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


                           ARTICLE IX - Miscellaneous

     Section 9.1.  Waivers and Amendments; Acknowledgments.

     (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Administrative Agent or any Lender in exercising any right, power or remedy which Administrative Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Administrative Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. No waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent, by Administrative Agent and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as provided in Section 9.7). Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender affected thereby, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article III (provided that Administrative Agent may in its discretion withdraw any request it has made under Section 3.2(f)), (2) increase any Lender's commitment to make Advances to any amount greater than its Percentage Share of $400,000,000, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or "Supermajority Lenders", or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, or amend this Section 9.1(a), (6) release Borrower from its obligation to pay such Lender's Note or (except as provided in Section 6.8) release any Subsidiary Guarantor from its guaranty of such payment, or (7) release any Collateral, except such releases relating to sales of property as permitted under Section 5.2(f).

     (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) neither Administrative Agent nor any

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Lender has any fiduciary obligation toward Borrower with respect to any Loan
Document or the transactions contemplated thereby, (iii) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Administrative Agent and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (iv) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Administrative Agent and Lenders, (v) Administrative Agent is not Borrower's Administrative Agent, but Administrative Agent for Lenders, (vi) should an Event of Default or Default occur or exist Administrative Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (vii) and without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Administrative Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Administrative Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents.

     (c) Integration. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings, written or oral, with respect to the subject matter hereof and thereof, and there are no representations, warranties, covenants, undertakings or agreements by any of the parties hereto relating to the subject matter hereof except as expressly set out in this Agreement or in another Loan Document.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 9.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Administrative Agent and Lenders and all of Administrative Agent's and Lenders' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Administrative Agent or any Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Administrative Agent and Lenders in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce

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the benefit to Administrative Agent or any Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 9.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Administrative Agent and the other Lenders at their addresses specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of delivery at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advances or Rate Election shall become effective until actually received by Administrative Agent.

     Section 9.4. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, rights, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all Lenders. Neither any Related Person nor any Affiliate of any Related Person shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender knowingly accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If any Related Person or any Affiliate of any Related Person at any time purchases some but less than all of the Obligations owed to Administrative Agent and all Lenders, such purchaser shall not be entitled to any rights under the Loan Documents unless and until such Persons and their Affiliates have purchased all of the Obligations.

     (b) No Lender shall sell any participation interest in its commitment to make Advances or any of its rights under its Loan or under the Loan Documents to any Person other than an Eligible Transferee, and then only if the agreement between such Lender and such participant at all times provides:

          (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right

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     to vote as a Lender or any other direct claims or rights against any Person other than such Lender,

          (ii) that such participant is not entitled to payment from any Related Person under Sections 2.13 through 2.17 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and

          (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of
     Section 9.1.

No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Administrative Agent and Borrower.

     (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitment to make Advances or any of its rights under its Loan or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

          (i) Each such assignment:

               (1) shall apply to all Obligations owing to the assignor Lender under this Agreement and to the unused portion of the assignor Lender's commitment to make Advances, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share (which shall be zero percent (0%) in the case of a total assignment) and be committed to make that Percentage Share of all future Advances and the assignee shall have a fixed (and not a varying) Percentage Share and be committed to make that Percentage Share of all future Advances, and

               (2) shall be in such an amount that, after such assignment is made, neither the assignor Lender nor the assignee will have interests in Loans and Notes under this Agreement which, together with their respective unused commitments to make Advances (and any other Loans which may be held by them hereunder), will be less than $15,000,000 in the aggregate (provided that such $15,000,000 limit shall not apply to any assignment made during the existence of any Event of Default).

          (ii) The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit F,

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

     appropriately completed, together with the Note subject to such assignment and a processing fee payable to Administrative Agent of $3500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (1) Borrower shall issue new Notes to such assignor (if appropriate) and assignee, and
     (2) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Administrative Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

          (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Administrative Agent and Borrower with the "Prescribed Forms" referred to in Section 2.17(d).

     (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loan and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

     (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Administrative Agent and each other Lender hereunder that such assignee understands and agrees to the terms of this Agreement, including Section 2.11 and Article VIII hereof.

     (f) Administrative Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the commitment to make Advances of, and principal amount of the Loan owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Administrative Agent and Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     Section 9.5. Governing Law; Submission to Process. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 346 of the Texas Finance Code, as amended (formerly Chapter 15 of Texas Revised Civil Statutes Annotated Article 5069) (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. Borrower hereby irrevocably submits itself and each other Related Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of

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process may be made upon it or any of the Related Persons in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law.

     Section 9.6. Limitation on Interest. Administrative Agent, Lenders, the Related Persons and any other parties to the Loan Documents intend to comply strictly with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, indorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount permitted by applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Administrative Agent and Lenders expressly disavow any intention to contract for, receive, charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated or any Obligation is prepaid. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the maximum amount permitted by applicable law then in effect, or (c) Administrative Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted by applicable law then in effect, then all sums determined to constitute interest in excess of the maximum amount then permitted by applicable law shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, if all Obligations have been paid in full or if Administrative Agent or such Lender or holder otherwise prefers, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Administrative Agent, Lenders and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum lawful rate of interest from time to time in effect under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925 ("Chapter 1D") as amended, respectively for that day, the ceiling shall be the "indicated rate ceiling" or "weekly ceiling" as defined in the Texas Finance Code and Chapter 1D and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Section 9.7. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to

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

Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections 2.13 through 2.17, and any obligations which any Person may have to indemnify or compensate Administrative Agent or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 9.8. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 9.9. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, BEFORE OR AFTER MATURITY; CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     Section 9.11. Restatement. Borrower has heretofore been indebted to Lenders under the Original Agreement. Upon the execution and delivery of this Agreement by each of the parties hereto: (a) any loans made under the Original Agreement and outstanding as of the date hereof shall be deemed Loans made hereunder as of the date hereof and shall be deemed made under, and evidenced by, the Notes and subject to the terms and conditions hereof and thereof, (b) the "Base Rate Portion" (as defined in the Original Agreement) of any such outstanding loan shall constitute a Base Rate Portion hereunder, and (c) each "Fixed Rate Portion" and related "Interest Period" (as defined in the Original Agreement) of any such outstanding loan shall carryover and continue as a Fixed Rate Portion hereunder, with an Interest Period ending on the last day of such related "Interest Period", and in no event shall such carrying over and continuing of such Fixed Rate Portions (i) constitute a payment or prepayment of all or a portion of any "Fixed Rate Portion" or (ii) entitle any Lender to any reimbursement under Section 2.16 of the Original Agreement or Section 2.16 hereof with respect thereto. This Agreement amends and restates the Original Agreement in its entirety, and upon the effectiveness hereto, all terms and provisions hereof shall supersede the terms and provisions thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                              NUEVO ENERGY COMPANY
                              Borrower

                                 /s/ ROBERT M. KING
                              By:------------------------------------------
                                 Robert M. King
                                 Senior Vice President and
                                  Chief Financial Officer

                              Borrower's Address:

                              1331 Lamar, Suite 1600
                              Houston, Texas  77010-3039
                              Attention: Mr. Robert King
                              Telephone: (713) 753-1342
                              Telecopy: (713) 756-1744

                              NATIONSBANK, N.A.,
                              as Administrative Agent and a Lender


                                 /s/ JAMES ALLRED
                              By:------------------------------------------
                                 James Allred, Managing Director

                              Address:

                              Houston Main Banking Center
                              Energy Finance Division
                              700 Louisiana, 8th Floor
                              Houston, Texas  77002
                              Attention: Mr. Jim Allred

                              Telephone: (713) 247-6327
                              Telecopy: (713) 247-6432

                              with a copy to:

                              NationsBank Plaza
                              Syndications Unit
                              901 Main Street, 66th Floor
                              Dallas, Texas 75202
                              Attention: Mr. Jeff Susman

                              Telephone: (214) 209-0964
                              Telecopy: (214) 209-2881

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and a Lender



                                 /s/ JOHN KOWALCZUK
                              By:------------------------------------------
                                 Name: John Kowalczuk
                                 Title: Vice President

                              Address:

                              60 Wall Street
                              New York, New York  10260-0060
                              Attention: John Kowalczuk

                              Telephone: (212) 648-0381
                              Telecopy: (212) 648-5416

                              BANK OF MONTREAL,
                              a Lender


                                 /s/ J.B. WHITMORE
                              By:------------------------------------------
                                 Name: J.B. Whitmore
                                 Title: Diector

                              Address:

                              700 Louisiana, Suite 4400
                              Houston, Texas 77002
                              Attention:  Frank Russo

                              Telephone: (713) 546-9760
                              Telecopy:  (713) 223-0477

                              PARIBAS, a Lender


                                 /s/ BARTON D. SCHOUEST
                              By:------------------------------------------
                                 Name: Barton D. Schouest
                                 Title: Managing Director


                                 /s/ DOUGLAS R. LIFTMAN
                              By:------------------------------------------
                                 Name: Douglas R. Liftman
                                 Title: Director

                              Address:

                              1200 Smith, Suite 3100
                              Houston, Texas 77002
                              Attention:  Douglas Liftman/Barton Schouest

                              Telephone:  (713) 659-4811
                              Telecopy:  (713) 659-3832

                              BANKBOSTON, N.A.,
                              a Lender


                                 /s/ TERRENCE RONAN
                              By:------------------------------------------
                                 Terrence Ronan, Director


                              Address:

                              100 Federal Street
                              Mailstop: 01-08-04
                              Boston, Massachusetts 02110
                              Attention: Terrence Ronan
                              Telephone:  (617) 434-5472
                              Telecopy:  (617) 434-3652

                              BANKERS TRUST COMPANY,
                              a Lender



                                 /s/ CALLI S. HAYES
                              By:------------------------------------------
                                 Name: Calli S. Hayes
                                 Title: Managing Director

                              Address:

                              130 Liberty Street, MS 2344
                              New York, New York 10006
                              Attention:  Marcus M. Tarkington

                              Telephone:  (212) 250-7684
                              Telecopy:  (212) 250-8693

                              CIBC INC.,
                              a Lender


                                 /s/ ROGER COLDEN
                              By:------------------------------------------
                                 Name: Roger Colden
                                 Title: Authorized Signatory

                              Address:

                              2 Paces West #1200
                              2727 Pacesferry Road
                              Atlanta, Georgia 30339
                              Attention:  Pluria Howell

                              Telephone:  (770) 319-4814
                              Telecopy:  (770) 319-4950

                              with a copy to:

                              1600 Smith, 30th Floor
                              Houston, Texas 77002
                              Attention: Paul Jordan

                              Telephone: (713) 650-2589
                              Telecopy: (713) 650-7675

                              SOCIETE GENERALE,
                              a Lender


                                 /s/ RICHARD A. ERBERT
                              By:------------------------------------------
                                 Name: Richard A. Erbert
                                 Title: Vice President

                              Address:

                              1111 Bagby, Suite 2020
                              Houston, Texas 77002
                              Attention:  Richard Erbert

                              Telephone:  (713) 759-6318
                              Telecopy:  (713) 650-0824

                              CHASE BANK OF TEXAS,
                              NATIONAL ASSOCIATION, a Lender


                                 /s/ ROBERT C. MERTENSOTTO
                              By:------------------------------------------
                                 Name: Robert C. Mertensotto
                                 Title: Managing Director

                              Address:

                              600 Travis, 20th Floor
                              Houston, Texas 77002
                              Attention: Bob Mertensotto

                              Telephone:  (713) 216-4147
                              Telecopy:  (713) 216-4295

                              CHRISTIANIA BANK OG KREDITKASSE,
                              a Lender


                                 /s/ WILLIAM S. PHILLIPS
                              By:------------------------------------------
                                 Name: William S. Phillips
                                 Title: First Vice President


                                 /s/ PETER M. DODGE
                              By:------------------------------------------
                                 Name: Peter M. Dodge
                                 Title: Senior Vice President

                              Address:

                              11 West 42nd Street, 7th Floor
                              New York, New York 10036
                              Attention:  Peter Dodge/Steve Phillips

                              Telephone:  (212) 827-4835/4836
                              Telecopy:  (212) 827-4888

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              a Lender


                                 /s/ JEFF DALTON
                              By:------------------------------------------
                                 Name: Jeff Dalton
                                 Title: Assistant Vice President

                              Address:

                              910 Travis, 6th Floor
                              Houston, Texas 77002
                              Attention: Jeff Dalton

                              Telephone:  (713) 751-6227
                              Telecopy:  (713) 751-7894

                              Address for Operational Notices:

                              One First National Plaza, Suite 0634
                              Chicago, Illinois 60670
                              Attention: Mattie Reed

                              Telephone: (312) 732-5219
                              Telecopy: (312) 732-4840

                              ABN AMRO BANK N.V.,
                              a Lender


                                 /s/ ROBERT J. CUNNINGHAM
                              By:------------------------------------------
                                 Name: Robert J. Cunningham
                                 Title: Group Vice President


                                 /s/ JAMIE A. CONN
                              By:------------------------------------------
                                 Name: Jamie A. Conn
                                 Title: Vice President

                              Address:

                              Three Riverway, Suite 1700
                              Houston, Texas 77056
                              Attention:  Robert Cunningham

                              Telephone:  (713) 964-3351
                              Telecopy:  (713) 961-1699

                              with a copy to:

                              208 South LaSalle, Suite 1500
                              Chicago, Illinois 60604-1003
                              Attention: Loan Administration

                              Telephone: (312) 992-5110
                              Telecopy: (312) 992-5111

                              DEN NORSKE BANK ASA,
                              a Lender


                                 /s/ CHARLES E. HALL
                              By:------------------------------------------
                                 Charles E. Hall, Senior Vice President


                                 /s/ J. MORTEN KREUTZ
                              By:------------------------------------------
                                 Name: J. Morten Kreutz
                                 Title: Vice President

                              Address:

                              Three Allen Center
                              333 Clay Street, Suite 4890
                              Houston, Texas 77002
                              Attention: Charles E. Hall

                              Telephone: (713) 844-9255
                              Telecopy: (713) 757-1167

                              with a copy to:

                              200 Park Ave., 31st Floor
                              New York, New York 10166
                              Attention: Cathleen Buckley

                              Telephone:  (212) 681-3824
                              Telecopy:  (212) 681-3900

                                LENDER SCHEDULE

Lender                                     Percentage Share    Maximum Loan Amount

NationsBank, N.A.                                11.25%           $45,000,000

Morgan Guaranty Trust Company of New York         10.0%           $40,000,000

Bank of Montreal                                  8.25%           $33,000,000

Paribas                                           8.25%           $33,000,000

BankBoston, N.A.                                   7.0%           $28,000,000

Bankers Trust Company                              7.0%           $28,000,000

CIBC Inc.                                          7.0%           $28,000,000

Societe Generale                                   7.0%           $28,000,000

Chase Bank of Texas, National Association          7.0%           $28,000,000

Christiania Bank og Kreditkasse                    7.0%           $28,000,000

The First National Bank of Chicago                 7.0%           $28,000,000

ABN AMRO Bank, Houston Agency                      7.0%           $28,000,000

Den norske Bank ASA                               6.25%           $25,000,000
                                                 ======          ============
TOTAL                                            100.0%          $400,000,000

                                                                      SCHEDULE 1

                              DISCLOSURE SCHEDULE

        To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:

1. Section 4.1(f) Material Adverse Effects Occurring since the date of the Audited Annual Initial Financial Statements:

        None

2. Section 4.1(g) Other Obligations and Restrictions:

Existing Additional Senior Indebtedness as of April 30, 1999 (Section 4.1(g))

Description                       Obligor                     Original         Outstanding    Interest              Maturity Date
                                                              Principal        Principal      Rate
----------------------------------------------------------------------------------------------------------------------------------
Uncommitted Line of Credit        Nuevo Energy Company        $ 20,000,000    $ 20,000,000    Agreed to at time      05/31/2000
with NationsBank, N.A.            Company                                                     of each Advance

Existing Subordinated Indebtedness (Section 4.1(g))

Senior Subordinated Notes due     Nuevo Energy Company        $160,000,000    $160,000,000    9.50%                  04/01/2006
2006 with State Street Bank and
Trust Company, as Trustee

Senior Subordinated Notes due                                 $100,000,000    $100,000,000    8.875%                 06/01/2008
2008 with State Street Bank and
Trust Company, as Trustee

TECON Debentures issued to        Nuevo Energy Company        $118,556,700    $118,556,700    5.75%                  12/15/2026
Nuevo Financing I

TECONS                            Nuevo Financing I           $115,000,000    $115,000,000    5.75%

Existing Non-Recourse Indebtedness (Section 4.1(g))

Finance Agreement dated           The Nuevo Congo Company     $ 25,000,000    $  2,976,563    Libor + .2%            06/24/1999
12/28/94 among The Congo
Holding Company, The Nuevo
Congo Company and The
Overseas Private Investment
Corporation

Permitted Production Payments (Sections 4.1(g) and 1.1 - definition of "Permitted Production Payments")

        None.

OTHER MATERIAL LIABILITIES (contingent obligations, tax assessments, and unusual forward or long term commitments)
--------------------------------------------------------------------------------
(Section 4.1(g))

    a. Contingent liability of approximately $1,787,000 for royalties payable to the Minerals Management Service as a result of a potential settlement involving whether tariffs for transporting production were properly deducted in calculating royalty payments, assumed by Nuevo Energy Company in connection with the acquisition of the Point Pedernales properties

    b. Guarantee of Performance dated February 24, 1995 by Nuevo Energy Company of the obligations of The Nuevo Congo Company and The Congo Holding Company under the Stock Purchase Agreement dated June 30, 1994 with respect to the acquisition of the Congo properties ("Stock Purchase Agreement").

    c. Contingent Payment payable as part of the consideration for Nuevo Energy Company's acquisition of properties from Union Oil Company of California as described in the Prospectus under the heading "Business and Properties - Pending Acquisitions."

    d. Contingent Payment (contingent purchase price caps) payable as part of the consideration for Torch California Company's, Torch Inland Company's and Nuevo Energy Company's acquisition of the Point Pedernales properties described in (i) Abstention Agreement dated July 8, 1994 between John M. Hall, Burdett A. Ogle, Thomas Wachtell, Rodney C. Hall, Roland G. Heck and M. William Lightner by Torch Energy Advisors Incorporated; (ii) Agreement to Purchase and Sale dated July 7, 1994 between Amoco Production Company (Seller) and TEAI et al (Buyer); (iii) Agreement to Purchase and Sale dated July 7, 1994 between Chevron U.S.A. Inc. et al (Seller) and TEAI et al (Buyer: (iv) Agreement to Purchase and Sell dated July 7, 1994 between Elf Exploration, Inc. et al (Seller and Torch California Company et al (Buyer); (v) Agreement to Purchase and Sell dated July 12, 1993 but effective July 1, 1993 between Exxon Corporation et al (Seller) and TEAI et al (Buyer); (vi) Agreement to Purchase and Sale effective June 1, 1994 between Mobil Exploration and Producing North America Inc. et al (Seller) and TEAI et al (Buyer);
        (viii) Agreement for Purchase and Sale dated July 8, 1994 between Burdette A. Ogle (Seller) and TEAI et al (Buyer); and (viii) Abstention Agreement dated July 8, 1994 between TEAI (Buyer) and Merit Energy, Inc.

    e. Preferred Securities Guarantee Agreement (the "Guarantee Agreement") dated December 23, 1996, between Nuevo Energy Company (the "Company") and Wilmington Trust Company, as guarantee trustee (the "Guarantee Trustee"), the Company has agreed irrevocably to pay in full to the holders of the Trust Preferred Securities ("TECONS") the Guarantee Payments (as defined below as and when due, except to the extent that such amounts are paid by or on behalf of Nuevo Financing I (the "Trust"), regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments are subject to the Guarantee (the "Guarantee Payments"); (i) any accrued and unpaid distributions which are required to be paid on the TECONS, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions with respect to the TECONS called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the conversion of all of the TECONS into common stock or the distribution of convertible debentures to the holders of TECONS), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the TECONS) to the date of the payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the TECONS in liquidation of the Trust. The Guarantee constitutes an unsecured obligation of the Company that ranks (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to its common stock.

3.  OUTSTANDING LIENS (Section 1.1, definition of "Permitted Liens")

        None.

-----------------
/1/ The obligations guaranteed by Nuevo Energy Company under this agreement are the obligations of The Nuevo Congo Company and the Congo Holding Company to pay (i) the Royalty Adjustment pursuant to Section 4(D) of the Stock Purchase Agreement and the Production Payment pursuant to Section 4(A) of the Stock Purchase Agreement (for any production, net of royalties, sold at a price exceeding $13.164 per barrel, subject to adjustment) to Amoco Production Company, and (ii) certain contingent obligations under the Tax Agreement described in Note 11 to the Initial Financial Statements.

4.  Section 4.1(i) Litigation:

        Cause No. 96-08-07451CV; Gloria Garcia Lopez and Husband, Hector S. Lopez, Individually, and as successors to Galo Land & Cattle Company v. Mobil Producing Texas & New Mexico, et al.; In the 79th Judicial District Court of Brooks County, Texas. Plaintiffs allege (i) underpayment of royalties and claim damages, on a gross basis against all working interest owners, of $27.7 million plus $26.2 million in interest for the period from 1985 to date; (ii) that their production was improperly commingled with gas produced from an adjoining lease, resulting in damages, including interest, of $40.8 million on a gross basis; (iii) failure to develop the lease and claim damages, on a gross basis, of $59.7 million plus $20.0 million in interest; and (iv) numerous other claims, including claims for drainage, conversion, fraud, emotional distress, lease termination, and exemplary damages, resulting in unspecified damages. Defendants deny these allegations and are vigorously defending these claims. The Borrower could be liable for up to 20% of any adverse judgment. The Borrower does not believe that this matter has a material probability of having a Material Adverse Effect but is including this matter on this Disclosure Schedule out of an abundance of caution.

5.  Section 4.1(j) Labor Disputes and Acts of God

        None.

6.  Section 4.1(k) Erisa Liabilities

        None.

7.  Section 4.1(l) Environmental and Other Laws

        All matters shown in the ENSR Consulting and Engineering Report, Due Diligence Investigation as part of the Torch Energy Advisors Acquisition of Unocal's Upstream Assets in Central and Coastal California, dated December 1996 (6758-005-100)

8.  Section 4.1(m) and 9.3 Names and Places of Business:

        Since August, 1996, the offices of Nuevo Energy Company are and have been located at 1331 Lamar Street, Houston, Texas 77010 and prior to August, 1996, the offices of Nuevo Energy Company were located at 1221 Lamar Street; Houston, Texas 77010.

9.  Section 4.1(m) Borrower's Subsidiaries and Equity Holdings:

    Unrestricted Subsidiaries:

        The Congo Holding Company
        The Nuevo Congo Company
        Nuevo Tunisia Ltd.
        Nuevo Congo Ltd.

    Restricted Subsidiaries:

        Nuevo Liquids Inc.
        Rubicon Ventures, Inc.
        The Rubicon Company, L.P.
        Nuevo Financing I
        Nuevo Ghana Inc.
        The Los Angeles Oil Company
        Sepulveda Oil & Gas Company
        Nuevo International Inc.
        Nuevo International Holdings Ltd.

    Other Equity Holdings:

        None

                                                                      SCHEDULE 2

                               SECURITY SCHEDULE


          Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement by Nuevo Energy Company in favor of Marcia Bateman, Trustee, and NationsBank, N.A., as Agent.

          UCC-1 Financing Statements naming Borrower as debtor and Administrative Agent, as secured party, covering the Collateral in the above-described Deed of Trust.

                                                                      SCHEDULE 3

                             CALIFORNIA REAL ESTATE
                                  AS OF 4/1/99

                                    Land (L) / Building (B)
Kings County
     Kettlemen City                           L
     Western Share Huffman Lease              L

Fresno County
     Coalinga                                 L
     Pleasant Valley                          L
     Guajarral Hills                          L

Santa barbara County
     Orcutt Office                            B
     Orcutt Hills                             L
     Santa Maria Valley                       L

Ventura County
     Ventura Business Park and Lot 19         B
     Lot 18                                   L
     Simi Fee                                 L

Orange County
     Brea Olinda                              L
     Coyote Hills East                        L
     Richfield                                L
     Fort Apache                              L

Los Angeles County
     Sansinena                                L
     Las Cienegas                             L

Kern County
     Cynric                                   L
     Belgian Anticline                        L
     McKittrick                               L
     North Belridge                           L
     South Belridge                           L
     Midway Sunset                            L
     Mt. Poso                                 L
     Buena Vista                              L
     Taft Office                              B

                                                                      SCHEDULE 4

                          INITIAL ENGINEERING REPORTS

Consulting Firm          Date of Evaluation

Ryder Scott Company           1/1/99

                                                                       EXHIBIT A

                                PROMISSORY NOTE


$_________________               Dallas, Texas               ____________, _____

     FOR VALUE RECEIVED, the undersigned, Nuevo Energy Company, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of ______________________________________________________ (herein called "Lender"), the principal sum of ________________________________________________ Dollars
($________________), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Administrative Agent under the Credit Agreement, 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Second Restated Credit Agreement dated June 30, 1999 among Borrower, certain of its Subsidiaries from time to time a party thereto, NationsBank, N.A., as Administrative Agent, and the financial institutions (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) the last day of each March, June, September and December, beginning June 30, 1999, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Fixed Rate Payment Date" means, with respect to any Fixed Rate
     Portion: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

     Upon the occurrence of certain events as set forth in the Credit Agreement, all or a portion of the principal amount of this Note may be subject to mandatory prepayment. The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on April 1, 2003.

     The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date, Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for an interest ceiling under Chapter303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925 ("Chapter 1D") as amended, respectively for that day, the ceiling shall be the "indicated rate ceiling" or "weekly ceiling" as defined in the Texas Finance Code and Chapter 1D and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all indorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all indorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     This Note and the rights and duties of the parties hereto shall be governed by the laws of the State of Texas (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal law.

                              NUEVO ENERGY COMPANY


                              By: ____________________________________
                                  Name:
                                  Title:

                                                                     EXHIBIT B


                              REQUEST FOR ADVANCES


        Reference is made to that certain Second Restated Credit Agreement dated as of June 30, 1999 (as from time to time amended, the "Agreement"), by and among Nuevo Energy Company, certain of its Subsidiaries from time to time a party thereto, NationsBank, N.A., as Administrative Agent, and certain financial institutions. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lenders to make Advances to Borrower in the aggregate principal amount of $ __________ and specifies ____________, ____, as the date Borrower desires for Lenders to make such Advances and for Administrative Agent to deliver to Borrower the proceeds thereof.

        To induce Lenders to make such Advances, Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that:

               (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

               (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

               (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Advances hereby requested in compliance with
     Section 2.3 of the Agreement.

               (d)  Except to the extent waived in writing as provided in
     Section 9.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

               (e) The aggregate unpaid principal balances of the Loans, after the making of the Advances requested hereby, will not be in excess of (i) the Borrowing Base on the date requested for the making of such Advances minus (ii) the outstanding amount of Additional Senior Indebtedness as of such date.

               (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

          The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

          IN WITNESS WHEREOF, this instrument is executed as of ____________,
____.

                              NUEVO ENERGY COMPANY


                              By: ________________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT C


                                 RATE ELECTION


        Reference is made to that certain Second Restated Credit Agreement dated as of June 30, 1999 (as from time to time amended, the "Agreement"), by and among Nuevo Energy Company, certain of its Subsidiaries from time to time a party thereto, NationsBank, N.A., as Administrative Agent, and certain financial institutions. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby elects a Tranche of Fixed Rate Portions in the aggregate amount of $ __________ with an Interest Period beginning on __________________ and continuing for a period of
__________________.

        To meet the conditions set out in the Agreement for the making of such election, Borrower hereby represents, warrants, acknowledges and agrees that:

               (a) The officer of Borrower signing this instrument is a duly elected, qualified and acting ____________ of Borrower, having all necessary authority to act for Borrower in making the election herein contained.

               (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement.

               (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

          The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

        IN WITNESS WHEREOF this instrument is executed as of __________________.

                              NUEVO ENERGY COMPANY


                              By: _________________________________________
                                  Name:
                                  Title:

                                                                     EXHIBIT D-1


                               FORM OF OPINION OF
                  BUTLER & BINION, COUNSEL FOR RELATED PERSONS

                            BUTLER & BINION, L.L.P.
                                  SUITE 1600                    WASHINGTON, D.C.
                                1000 LOUISIANA                   (202) 466-6900
ATTORNEYS AT LAW           HOUSTON, TEXAS 77002-5093                  --
                                                                    DALLAS
    --                           (713)237-3111                   (214) 220-3100
                                                                      --
                           TELECOPIER (713)237-3202               SAN ANTONIO
                                                                 (210) 227-2200


                                 June 30, 1999


NationsBank, N.A.,
 as Administrative Agent
Houston Main Banking Center
Energy Finance Division
700 Louisiana, 8th Floor
Houston, Texas 77002
Attention: Mr. James Ducote

Morgan Guaranty Trust Company of New York,
 as Documentation Agent
60 Wall Street
New York, New York 10260-0060
Attention: Loan Department

Each Lender Named in
 Annex I Attached Hereto

     Re: Nuevo Energy Company

Ladies and Gentlemen:

     This opinion letter is being delivered to you pursuant to Section 3.1(e) of the Second Restated Credit Agreement dated as of June 30, 1999 (the "Agreement"), by and among Nuevo Energy Company, a Delaware corporation ("Borrower"), NationsBank, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the Lenders named therein ("Lenders"). Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement.

     We have acted as counsel for Borrower in connection with the loan transactions provided for in the Agreement. As such counsel we have assisted in the negotiation of the Agreement and the other Loan Documents. We have examined executed counterparts (or, where indicated, photostatic copies of executed counterparts) of the documents listed in Annex II (attached hereto). (The documents listed in Annex II are hereinafter referred to as the "Principal Documents".) We have discussed the matters addressed in this opinion with officers and representatives of the Borrower to the extent we have deemed appropriate to enable us to render this opinion letter.

    In preparing this opinion letter we have also examined (subject to the qualification confirmed in lettered paragraph (c) below) original counterparts or photostatic or certified copies of all other instruments, agreements, certificates, records and other documents

NationsBank, N.A., as Administrative Agent
Morgan Guaranty Trust Company of New York,
 as Documentation Agent
Each of the Lenders Named in Annex I
June 30, 1999
Page 2

(whether of the borrower, its officers, directors, shareholders and representatives, public officials, or other persons) which we have considered relevant to the opinions hereinafter expressed. In making this examination we have assumed, with respect to all documents which we have examined: the genuineness of all signatures thereon, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the authenticity of the originals of such copies and the completeness of all such documents and copies. As to certain questions of fact material to such opinions we have, where such facts were not otherwise verified or established, relied upon the factual representations contained in the Agreement and the other Loan Documents and on the certificates attached hereto as Annex III made by officers of the Borrower.

    Based upon the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

    1. The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

    2. The Borrower has the corporate power and authority to execute and deliver each Principal Document and to perform its obligations thereunder. Each Principal Document has been duly authorized, executed and delivered by the Borrower.

    3.  Each Principal Document is enforceable against the Borrower.

    4. The execution and delivery by the Borrower of the Principal Documents, and the consummation of the loan transactions contemplated by the Principal Documents, do not

        (a) violate any provision of the charter of bylaws of the Borrower, or

        (b) to our knowledge, breach or result in a default under or result in the maturing of any Indebtedness pursuant to any material agreement to which the Borrower is a party and which has been filed by the Borrower as an exhibit to any filing of the Borrower with the Securities and Exchange Commission, or

        (c) violate applicable provisions of statutory law or regulation or, to our knowledge, any material judgment, order, decree, determination or award of any court or governmental authority which is now in effect and applicable to the Borrower or any of its properties.

    5. Except for any which have been obtained or completed, to our knowledge no consent, approval, waiver, license, authorization or action by or filing with any court or governmental authority is or was required for the execution and delivery by the Borrower of any of the Principal Documents, or the consummation of the loan transactions contemplated thereby (other than such filings and other actions as may be necessary to perfect the liens and security interests contemplated thereby).

NationsBank, N.A., as Administrative Agent
Morgan Guaranty Trust Company of New York,
 as Documentation Agent
Each of the Lenders Named in Annex I
June 30, 1999
Page 3

    6. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 (as any of the preceding acts have been amended).

    7. The Deed of Trust creates in favor of the Administrative Agent, for the ratable benefit of the Lenders, a security interest in all of the Borrower's right, title and interest in those items and types of Collateral described in the Deed of Trust in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of Texas (the "Texas UCC").

    8. The filing of the Texas Financing Statement in the Office of the Secretary of State of Texas will result in the perfection of the security interests (the "Texas Security Interests") in all Collateral (as such term is defined in the Deed of Trust) with respect to which (i) a security interest has been created under the Deed of Trust, (ii) perfection would, under the Texas UCC, be governed by the laws of the State of Texas, and (iii) a security interest may be perfected by the filing of a financing statement under the Texas UCC.

    9. The acceptance of the Deed of Trust and the Texas Financing Statement by the Administrative Agent, its possession and retention of its rights thereunder and its presentation of the Texas Financing Statement for filing and recording as described in paragraph 8 hereof will not require the Administrative Agent or any Lender to pay or otherwise subject the Administrative Agent or any Lender to any Texas documentary, stamp or similar tax, fee or other charge, except the uniform fees prescribed under the Texas UCC.

    This opinion letter is limited by, subject to and based on the following:

        (a) This opinion is limited in all respects to the General Corporation Law of the State of Delaware, the laws of the State of Texas and applicable federal law. As you are aware, we are not members of the bar of the State of Delaware and our knowledge of the General Corporation Law of the State of Delaware is derived from a reading of those statutes without consideration of any judicial or administrative interpretations thereof.

        (b) In rendering this opinion we have assumed that each of the Principal Documents in which Administrative Agent's Documentation Agent's or any Lender's execution is provided for has been duly authorized, executed and delivered by such Person, and that each Lender is concurrently herewith advancing funds to Borrower or otherwise "giving value" as contemplated in Section 9.203 of the Code.

        (c) The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that during the course of our representation as described in this opinion letter, no information has come to the attention of the attorneys in this firm involved in the loan transactions described which would give such attorneys current actual knowledge of the existence of the facts so qualified. We have not undertaken any review of court or other public records or other investigation to determine the existence of any facts or the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished to

NationsBank, N.A., as Administrative Agent
Morgan Guaranty Trust Company of New York,
 as Documentation Agent
Each of the Lenders Named in Annex I
June 30, 1999
Page 4


us or to you, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

        (d) Our opinion set forth in numbered paragraph 3 above is subject in all respects to the General Qualifications (i.e., the Bankruptcy and Insolvency Exception, the Equitable Principles Limitation and the Other Common Qualifications) as set forth, and as defined, in the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). In addition to being subject to the General Qualifications as set forth in the Accord, our opinion as to the enforceability of the documents specified therein is subject to the further qualification that we give no opinion as to the enforceability of:

            (i) provisions restricting access to courts or to legal or equitable remedies or purporting to affect the jurisdiction or venue of courts;

            (ii) provisions purporting to establish evidentiary standards for suits or proceedings to enforce the Principal Documents;

            (iii) provisions purporting to waive rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law;

            (iv) provisions granting powers of attorney or authority to execute documents or to act by power of attorney on behalf of the Borrower;

            (v)    self-help remedies provided for in the documents;

            (vi)   provisions providing that remedies are cumulative;

            (vii)  provisions that decisions by a party are conclusive;

            (viii) provisions purporting to grant to or limit rights of third parties;

            (ix) provisions purporting to create a trust or constructive trust without compliance with applicable trust law;

            (x) provisions regarding contractual rights of set-off greater than such rights under applicable law;

            (xi) provisions purporting to impose restrictions on the alienation of property; and

            (xii) provisions purporting to establish standards for service of process in suits or proceedings to enforce the Principal Documents.

        (e) No opinion is expressed as to any usury savings provision in the Agreement or the other Loan Documents to the extent that it (i) purports to permit the cure of any violation of applicable usury laws by the rescission of any demand or charge, or the

NationsBank, N.A., as Administrative Agent
Morgan Guaranty Trust Company of New York,
 as Documentation Agent
Each of the Lenders Named in Annex I
June 30, 1999
Page 5


refunding,or the crediting against principal, of any interest that has been charged or received in violation of any applicable usury law or (ii) characterizes any non-principal payment as an expense, fee or premium rather than as interest or excludes voluntary prepayments and the effects thereof.

        (f) The opinions given herein as the creation and perfection of security interests do not cover real property or other property or transactions excluded from the coverage of the Texas UCC, nor timber to be cut, or minerals or the like or accounts subject to Subsection (e) of Section 9.103 of the Texas UCC or goods which are or are to become fixtures.

        (g) We express no opinion regarding the accuracy or completeness of any property descriptions contained in the Loan Documents, or the title to any assets pledged by the Borrower or the priority of any security interests created under the Loan Documents.

        (h) We express no opinion with respect to the enforceability of the Deed of Trust to the extent it purports to govern the creation, perfection or enforcement of any liens, security interests or other rights or remedies with respect to real property or related interests, including without limitation leases, fixtures and production and proceeds arising therefrom.

        (i) We call your attention to, and our opinions are further limited by, the facts that:

            (i) the continuation of any security interest and perfection of any security interest in Collateral consisting of proceeds is limited to the extent set forth in (S)9.306 of the Texas UCC; and

            (ii) continuation statements complying with the Texas UCC must be filed with the filing offices in which each Texas Financing Statement was filed not more than six months prior to the expiration of a five year period dating from the date of filing of the Texas Financing Statement (or otherwise within the time permitted by (S)9.403 of the Texas UCC) and subsequent continuation statements must be filed within six months prior to the end of each subsequent five year period and amendments or supplements to the Texas Financing Statements and or additional financing statements may be required to be filed in the event of a change of name, identity or corporate structure of the debtor or if the debtor changes the jurisdiction of its place of business (or, if it has more than one place of business, its chief executive office) or the jurisdiction in which collateral is located.

        (j) Our opinions concerning the perfection and enforceability of security interests in the Collateral are in all cases limited to the Obligations. No opinion is expressed as to the effectiveness of the Loan Documents to grant and create a security interest with respect to any indebtedness other than the Obligations.

    We hereby confirm to you, pursuant to your request, that, except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, to our knowledge, there are no actions, suits or proceedings against the Borrower, of which the Borrower has received

NationsBank, N.A., as Administrative Agent
Morgan Guaranty Trust Company of New York,
 as Documentation Agent
Each of the Lenders Named in Annex I
June 30, 1999
Page 6

formal notice, pending, or overtly threatened in writing, before any court, governmental agency or arbitrator (i) seeking to affect the enforceability or performance by the Borrower of any Principal Document or (ii) which are otherwise required to be disclosed under Section 4.1(i) of the Agreement.

     The opinions herein expressed are for the benefit of the Administrative Agent, the Documentation Agent, and the Lenders named in Annex I attached hereto, may be relied upon by the Administrative Agent, the Documentation Agent, and the said Lenders only in connection with the loan transactions provided for in the Agreement, and by Thompson & Knight, P.C. in connection with any opinion delivered by it to the Administrative Agent of even date herewith with respect to the loan transactions provided for in the Agreement, and may not be used or relied upon by you or such counsel or any other Person for any purpose whatsoever without in each instance our prior written consent. A copy of this opinion letter may be delivered by you to other Persons who from time to time become Lenders in accordance with the terms of the Agreement in connection with their becoming parties thereto, and such Persons (subject to and with the advice of their own legal counsel experienced in third-party opinion practice) may rely on this opinion letter as if it were addressed and had been delivered to them on the date hereof.

    This opinion letter (i) has been furnished to you at your request, and we consider it to be a confidential communication which, except as expressly provided in the preceding paragraph, may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you or any other person receiving a copy hereof in accordance herewith of any changes or any new developments which might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

                                          Respectfully submitted,



                                          BUTLER & BINION, L.L.P.

                                    ANNEX I

                                    Lenders


NationsBank, N.A.

Morgan Guaranty Trust Company of New York

Bank of Montreal

Paribas

BankBoston, N.A.

Bankers Trust Company

CIBC, Inc.

Societe Generale

Chase Bank of Texas, National Association

Christiania Bank og Kreditkasse

The First National Bank of Chicago

ANB AMRO Bank, Houston Agency

Den norske Bank ASA

                                   ANNEX II

                              Principal Documents

    1. Second Restated Credit Agreement dated as of June 30, 1999, by and among Nuevo Energy Company, a Delaware corporation, NationsBank, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the Lenders named therein.

    2. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of NationsBank, N.A., in the principal amount of $45,000,000.

    3. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Morgan Guaranty Trust Company of New York, in the principal amount of $40,000,000.

    4. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Bank of Montreal, in the principal amount of $33,000,000.

    5. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Paribas, in the principal amount of $33,000,000.

    6. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of BankBoston, N.A. in the principal amount $28,000,000.

    7. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Bankers Trust Company, in the principal amount $28,000,000.

    8. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of CIBC, Inc., in the principal amount of $28,000,000.

    9. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Societe Generale, in the principal amount of $28,000,000.

    10. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Chase Bank of Texas, National Association, in the principal amount of $28,000,000.

    11. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Christiania Bank og Kreditkasse, in the principal amount of $28,000,000.

    12. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of The First National Bank of Chicago, in the principal amount of $28,000,000.

    13. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of ABN AMRO Bank, Houston Agency, in the principal amount of $28,000,000.

    14. Promissory Note, dated June 30, 1999, made by Borrower, payable to the order of Den norske Bank ASA, in the principal amount of $25,000,000.

    15. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of June 30, 1999, by Borrower in favor of Marcia Bateman, Trustee, and NationsBank, N.A., as Agent (the "Deed of Trust").

    16. UCC Financing Statement naming Borrower as debtor and Administrative Agent, as secured party, covering the Collateral described in the Deed of Trust (the "Texas Financing Statement").

                                   ANNEX III

                            Officers' Certificates

                                (see attached)

                                                                     EXHIBIT D-2


                              FORM OF OPINION OF
                        CALIFORNIA COUNSEL FOR BORROWER

                                                                     EXHIBIT D-2

                 [LETTERHEAD OF TIMOTHY J. LEWY APPEARS HERE]

                                August 3, 1999


NationsBank, N.A., as Administrative Agent
700 Louisiana, 8th Floor
Houston, Texas 77002

Attn: Energy Finance Division

Re:   Nuevo Energy Company

Gentlemen:

We have acted as counsel in the State of California for Nuevo Energy Company ("Borrower") in connection with the Security Documents (as defined below). All capitalized terms used and not defined herein shall have the same meanings as set forth in the Security Documents.

We have examined executed copies of the following documents (the "Security Documents"):

     (1) Second Restated Credit Agreement, dated June 30, 1999, by and among Borrower, Administrative Agent and the Lenders named therein (the "Credit Agreement").

     (2) Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated June 30, 1999, from Borrower to Marcia Bateman, Trustee, and NationsBank, N.A., Agent ("Administrative Agent") (the "Mortgage").

NationsBank, N.A.
August 3, 1999
Page 2

     (3) UCC-1 Financing Statement showing Borrower, as Debtor, and Administrative Agent, as Secured Party (the "Financing Statement").

Based upon the foregoing (and further subject to the qualifications and assumptions set forth below), we are of the opinion that:

(1) The Security Documents constitute legal, valid and binding obligations of the Borrower, enforceable by the Administrative Agent, individually and as agent for the benefit of the Lenders, in accordance with their respective terms, to the extent that the laws of the State of California are applicable.

(2) The forms of the Mortgage and the Financing Statement comply with all applicable laws and regulations of the State of California, including all applicable recording, filing and registration laws and regulations, and are adequate and legally sufficient under the laws and regulations of the State of California for the purposes intended to be accomplished thereby.

(3) The Mortgage creates, to secure the indebtedness described in the Mortgage, a lien on the "Mortgaged Property" (as defined in the Mortgage) in favor of the Administrative Agent, individually and as agent for the ratable benefit of the Lenders, located in the State of California, and a security interest in the "Collateral" (as such term is defined in the Mortgage), and the proceeds of the "Collateral" in favor of the Administrative Agent, individually and as agent for the ratable benefit of the Lenders, with respect to which a security interest can be created under the California Uniform Commercial Code (the "Code").

(4) The following filings and recordations should be made:

    (A) A fully executed counterpart of the Mortgage, with the applicable portion of Exhibit "A" attached, is required to be recorded in the appropriate real property records of the Office of the County Recorder of each County in California in which all or any portion of the Mortgage Property is located; and

NationsBank, N.A.
August 3, 1999
Page 3

     (B) A fully executed copy of the Financing Statement is required to be filed in the Office of the California Secretary of State and recorded in the appropriate real property records in the Office of the County Recorder of each County in California in which all or any portion of the Mortgaged Property is located.

     Once such Documents are filed and recorded, no further or subsequent filing or recording will be necessary in the State of California in order to perfect or continue the lien and security interest created by the Mortgage and the Financing Statement (or to continue the perfection of the lien and security interest created thereby which are covered by this Opinion), except that:

     (a) In the event that any of the indebtedness secured by the Mortgage has not been paid before ten (10) years after the stated maturity date of any Note described therein, then an extension agreement providing for the renewal and extension of such indebtedness should be entered into and recorded in the records of the County(s) where the Mortgage has been recorded;

     (b) A continuation statement with respect to the Financing Statement must be filed under the Code in the Office of the California Secretary of State within six (6) months prior to the expiration of five (5) years from the date of the original filing in such Office, and subsequent continuation statements must be filed within six (6) months prior to the end of each subsequent five (5) year period; and

     (c) Amendments or supplements to the Financing Statement and/or additional financing statements may be required to be filed in the event of the change of name, identity, or corporate structure of the Debtor, or in the event that the Financing Statement otherwise becomes inaccurate or incomplete.

(5) The acceptance of the Security Documents by the Administrative Agent, the possession and retention of rights thereunder, and the presentation of such

NationsBank, N.A.
August 3, 1999
Page 4

    instruments for filing and recording, as described in Paragraph 4 hereof, will not require the Administrative Agent or any Lender to pay, or otherwise subject the Administrative Agent or any Lender to, any tax, fee or other charge except the customary fee charged by each filing or recording officer on a per page or per instrument basis. Neither the Administrative Agent nor any Lender is required to qualify to do business in the State of California or otherwise to register or make any filing (other than those described in Paragraph 4 hereof) with any state or local official in the State of California solely as a result of the acceptance of such instruments, the possession and retention of rights thereunder, or the filing or recording thereof.

The opinions expressed herein are subject to the following qualifications and assumptions:

(1) This Opinion is limited to the laws of the State of California, and applicable federal law. We express no opinion as to the laws of any other jurisdiction. The Mortgage provides that it is to be governed by the laws of the State of Texas, except to the extent that the laws of another state where the Mortgaged Property (as defined in the Mortgage) is located necessarily, or appropriately, govern; we express no opinion as to such choice of Texas law, and have assumed, for purposes of this Opinion, that the Mortgage is to be interpreted and governed by the laws of the State of California. California securities laws are hereby expressly excepted from this Opinion.

(2) We have considered the Security Documents solely from the point of view of their sufficiency under presently existing California law. This Opinion is intended to apply only to those presently existing facts, elements and consequences of such Documents, and to the transactions contemplated thereunder, as governed by presently existing California law. We undertake no responsibility for subsequent changes in any facts, elements or consequences of such Documents, or in any aspect of applicable law, including statutory and decisional law.

(3) We have assumed that the Borrower and the Administrative Agent each are duly formed and validly existing, that the Borrower and the Administrative

NationsBank, N.A.
August 3, 1999
Page 5

    Agent each has all requisite power and authority to enter into and perform its obligations under the Security Documents, and that the Borrower has duly authorized the execution and delivery, and has duly executed and delivered, the Security Documents. We have assumed that the Borrower is duly qualified to do business in the State of California, and is in good standing under all of the rules and regulations of the California Department of Corporations and the California Franchise Tax Board.

(4) We have assumed that the Credit Agreement and the Notes are valid, binding and enforceable in accordance with their terms, and that loans have been or will be made to Borrower thereunder, which loans are intended to be secured by the Mortgage.

(5) We have made no examination of, and express no opinion with respect to (i) the title to, or (except as to adequacy as to form) the descriptions of the properties described in the Mortgage, (ii) the priority of the liens created by the Mortgage or whether there are any other liens, security interests, charges or encumbrances on the properties described in the Mortgage, or
    (iii) whether the properties described in the Mortgage are the properties and interests intended to be covered thereby.

(6) The obligations of Borrower under the Security Documents, and the availability of certain remedies provided for therein, may be affected by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally (including, without limitation, applicable fraudulent transfer laws) and/or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding of equity or at law). Certain rights, remedies and waivers contained in the Security Documents may be limited or rendered ineffective by applicable laws governing such rights, remedies or waivers, and the exercise of certain rights, remedies or waivers contained in the Security Documents may affect the validity or enforceability of the Security Documents. Default, acceleration, termination and repossession under the Security Documents may all be subject to equitable supervision and, accordingly, may be based only upon material breaches.

NationsBank, N.A.
August 3, 1999
Page 6

    However, in our view, the Security Documents contain adequate remedies, if properly invoked, for the practical realization of the security afforded thereby (except for the consequences of procedural delay that may result therefrom).

(7) The obligations of Borrower under the Security Documents, and the availability of certain remedies provided for therein, may be affected by California's so-called "anti-deficiency" and "one action" statutes which appear to be fundamental state policies. Because the "anti-deficiency" and "one action" statutes have a long history in California of judicial protection, it is doubtful that the Administrative Agent or Lenders could avoid the fair value hearing requirements of California Code of Civil Procedure Sections 580a and 726 (if suit were brought in California for a deficiency judgment) or the one action requirements of Section 726 (if suit were brought in California directly on any Note secured by California real property, or if suit were brought in another state obtaining a personal money judgment against Borrower prior to the foreclosure of the California real property security), even if there is a foreign state choice of law provision in the Note or Security Documents and the foreign state permits deficiency judgments and direct actions on the Note, and even if the parties are domiciled in the foreign state and the Note is to be paid in the foreign state. On the basis of the foregoing, caution should be taken not to file an action or obtain a judgment in any state against the Borrower prior to the non-judicial foreclosure of the Mortgage in California.

(8) Administrative Agent and Lenders should also be aware that Sections 2924 and 2924b of the California Civil Code provide that a power of sale contained in a deed of trust or mortgage may not be exercised until after the recordation of a notice of default (identifying the mortgage or deed of trust and stating, among other things, the nature of the default), and that within ten
    (10) days following recordation of the notice of default a copy of such notice must be delivered to each trustor or mortgagor and to each party who has previously recorded a request for such a copy. Section 2924c of the California Civil Code provides, in pertinent part, that whenever the maturity of an obligation secured by a deed of trust or mortgage is accelerated by reason of default in the payment of interest or of any installment of principal or other sum secured thereby, the trustor or mortgagor and certain other entitled persons have the right, at any

NationsBank, N.A.
August 3, 1999
Page 7

     time within the period commencing with the date of recordation of the notice of default under such deed of trust and ending on the date that is five (5) business days prior to the date of foreclosure sale set forth in the initial recorded notice of sale, to cure such default by paying the entire amount then due (including certain reasonable costs and expenses incurred in enforcing such obligations, but excluding any amount that would not otherwise be due but for such acceleration) and thereby to reinstate such deed of trust or mortgage and the obligations secured thereby to the same effect as if no such acceleration had occurred.

(9) We express no opinion with respect to any security interest in the Collateral, or the proceeds of the Collateral, other than the Collateral, or the proceeds of the Collateral, with respect to which a security interest can be created under the Code and perfected by the filing of a financing statement in the State of California. To the extent that any Security Document purports to create a security interest, we have assumed (without opining) that Borrower has rights in the applicable Collateral, that sufficient value has been given for the security interest, and that no agreement exists postponing attachment of the security interest.

(10) In the case of proceeds of the Collateral, continuation or perfection of the security interest therein is limited to the extent set forth in Section 9-306 of the Code.

(11) The definition of the Mortgaged Property in the Mortgage has been broadly drafted. The opinions expressed herein relating to the enforceability of the Mortgage and the creation of a mortgage lien with respect to the portion of the Mortgaged Property which is real property only apply to the interests of Borrower in and to leases and other interests described in Exhibit "A" to the Mortgage which Borrower had acquired prior to the execution of the Mortgage. We express no opinion with respect to any after acquired or other types of real property included in the description of the Mortgaged Property contained in the Mortgage.

NationsBank, N.A.
August 3, 1999
Page 8

(12) In the event that the Administrative Agent takes over the operation or control of any of the Mortgaged Property and/or any related Collateral in the State of California, pursuant to the Mortgage, or if the Mortgage is foreclosed, various filings and other acts may be required in the State of California in connection with the use or operation of such Mortgaged Properties and the related Collateral. The opinions expressed in Paragraph 5 above do not extend to any such filings or acts.

This Opinion is solely for the benefit of the Administrative Agent and the Lenders, and may not be used or relied upon by any other person except the Administrative Agent and the Lenders, their successors and assigns, and by Thompson & Knight, P.C., counsel to Administrative Agent, without our express written consent. This Opinion is subject to future changes in applicable law.

                                         Very truly yours



                                         _______________________________________
                                         TIMOTHY J. LEWY

                                                                       EXHIBIT E


                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS


        Reference is made to that certain Second Restated Credit Agreement dated as of June 30, 1999 (as from time to time amended, the "Agreement"), by and among Nuevo Energy Company, certain of its Subsidiaries from time to time a party thereto, NationsBank, N.A., as Administrative Agent, and certain financial institutions, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

        This Certificate is furnished pursuant to Section 5.1(b)(ii) of the Agreement. Together herewith Borrower is furnishing to Administrative Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Administrative Agent and each Lender that:

               (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

               (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

               (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections [5.2(h), (m) and (n)] of the Agreement [and Borrower's non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement];

               (c) attached hereto are one or more schedules showing (i) all of Borrower's Derivative Contracts and Allowed Puts on the Reporting Date,
     (ii) the outstanding principal amount on the Reporting Date (determined in accordance with GAAP) of all of the Related Persons' Permitted Priority Senior Indebtedness, other Additional Senior Indebtedness, Non-Recourse Indebtedness, Permitted Subordinated Trust Indebtedness and Subordinated Indebtedness and of all of the Unrestricted Subsidiaries' Non-Recourse Indebtedness, and (iii) the undischarged balance on the Reporting Date of all Forward Sales/Production Payments;

               (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 5.1(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

               (e) [Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

    The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

    IN WITNESS WHEREOF, this instrument is executed as of ____________, ____.

                              NUEVO ENERGY COMPANY


                              By: ___________________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT F

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                           Date __________, ____


        Reference is made to that certain Second Restated Credit Agreement dated as of June 30, 1999, (as from time to time amended, the "Agreement"), by and among Nuevo Energy Company, certain of its Subsidiaries from time to time a party thereto, NationsBank, N.A., as Administrative Agent, and certain financial institutions, which Agreement is in full force and effect on the date hereof. Terms defined in the Agreement are used herein with the meanings given them in the Agreement. ________ ("Assignor") and __________ ("Assignee") hereby agree as follows:

          1. Assignor hereby sells and assigns to Assignee without recourse and without representation or warranty (other than as expressly provided herein), and Assignee hereby purchases and assumes from Assignor, that interest in and to all of Assignor's rights and duties under the Agreement as of the date hereof which represents the percentage interest specified in Item 3 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of all Lenders under the Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share in Assignor's Loan and Note. After giving effect to such sale and assignment, Assignee's Percentage Share of the Maximum Loan Amount (and Assignor's remaining Percentage Share of the Maximum Loan Amount) will be as set forth in Item 3 of Annex I hereto.

          2. Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Related Person or the performance or observance by any of them of any of their respective obligations under the Agreement, the other Loan Documents, or any other instrument or document furnished pursuant thereto.

          3. Assignee: (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements most recently delivered thereunder and such other Loan Documents and other documents and information as it has deemed appropriate to make its own analysis of Borrower and the transactions contemplated by the Agreement and its own independent decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other

Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is a _______________________ and therefore is an Eligible Transferee under the Agreement; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are specifically delegated to Administrative Agent, together with all other powers reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender (including the obligation to make future Advances)[; and (vi) attaches the "Prescribed Forms" described in Section 2.17(d) of the Agreement.]

          4. Following the execution of this Assignment and Assumption Agreement by Assignor and Assignee, an executed original hereof (together with all attachments) will be delivered to Administrative Agent. The effective date of this Assignment and Assumption Agreement (the "Settlement Date") shall be the date specified in Item 4 of Annex I hereto; provided that this Assignment and Assumption Agreement shall not be deemed to have taken effect unless (i) the consent hereto of Administrative Agent and Borrower has been obtained (to the extent required in the Agreement in the definition of "Eligible Transferee"),
(ii) Administrative Agent has received a fully executed original hereof, and
(iii) Administrative Agent has received the processing fee referred to in
Section 9.4(c) of the Agreement.

          5. Upon the satisfaction of the foregoing conditions, then as of the Settlement Date: (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its duties under the Agreement and the other Loan Documents.

          6. All interest, fees and other amounts that would otherwise accrue pursuant to the Agreement and Assignor's Note for the account of Assignor from and after the Settlement Date shall, instead accrue for the account of, and be payable to, Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. All payments of principal that would otherwise be payable from and after the Settlement Date to or for the account of Assignor pursuant to the Agreement and Assignor's Note shall, instead, be payable to or for the account of Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in
Item 3 to Annex I hereto. On the Settlement Date, Assignee shall pay to Assignor an amount specified by Assignor in writing which represents the portion of Assignor's Loan which is being assigned and which is outstanding on the Settlement Date, net of any closing costs. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

          7. Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

          8. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written.

                                 [NAME OF ASSIGNOR]
                                 as Assignor


                                 By:_________________________________
                                   Title:


                                 [NAME OF ASSIGNEE]


                                 By:__________________________________
                                   Title:

*CONSENTED TO AND ACKNOWLEDGED:

NUEVO ENERGY COMPANY


By: ______________________________
    Title


NATIONSBANK, N.A., as Administrative Agent


By: ______________________________
    Title:

*Consent required only if Assignee not Lender or Affiliate thereof and no payment Event of Default

                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I

1.   Borrower:  Nuevo Energy Company

2.   Date of Assignment Agreement: __________, _____

3.   Amounts (as of date of item #2 above):

                                                Assignor      Assignee
                                              (as Revised)      (New)

     a.      Percentage Share(1)              __________%    _________%

     b.      Percentage Share of
             Maximum Loan Amount              $__________    $_________

     c.      Percentage Share of Loans
             Outstanding on Settlement Date   $__________    $_________

4.   Settlement Date: __________, ____

5.   Notice:

        ASSIGNEE:
        ____________________
        ____________________
        ____________________
        Attention:
        Telephone:
        Telecopy:

6.   Wiring Instructions:

_________
(1) Percentage taken to 7 decimal places.

                                                                       EXHIBIT G

                         SUPPLEMENT TO CREDIT AGREEMENT
                      FOR ADDITIONAL SUBSIDIARY GUARANTOR


     THIS SUPPLEMENT TO CREDIT AGREEMENT (herein called this "Supplement") is executed as of _____________, _____ by ____________________, a _____________
(herein called "New Guarantor") for the benefit of NationsBank, N.A. , as Administrative Agent ("Administrative Agent"), Morgan Guaranty Trust Company of New York, as Documentation Agent ("Documentation Agent"), and each of the "Lenders" (as therein defined and herein so called) who are parties to that certain Second Restated Credit Agreement dated as of June 30, 1999 (as heretofore, now or hereafter amended, modified or supplemented, the "Credit Agreement") by and among Nuevo Energy Company, as Borrower (herein called "Borrower"), certain subsidiaries of Borrower from time to time a party thereto, as Subsidiary Guarantors, Administrative Agent, Documentation Agent, and Lenders.

                                   RECITALS:

     1. The Credit Agreement contains various restrictions upon the ability of Borrower to make loans or other investments, but these restrictions generally do not apply to loans to or other investments in subsidiaries of Borrower which have become parties to the Credit Agreement as "Subsidiary Guarantors" (as therein defined and herein so called).

     2. New Guarantor is a [wholly-owned // majority-owned] subsidiary of Borrower. New Guarantor desires to be able to receive such loans and investments to the maximum extent permitted under the Credit Agreement, and New Guarantor will require such loans and investments from time to time in order to carry out its business. The [board of directors] of New Guarantor has determined that New Guarantor's execution, delivery and performance of this Supplement, and its becoming a Subsidiary Guarantor pursuant hereto, may reasonably be expected to be of material benefit, direct and indirect, to New Guarantor and that the consummation of the transactions contemplated by this Supplement is in the best interests of New Guarantor.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders to advance funds hereafter under the Credit Agreement, New Guarantor, Borrower, the other Subsidiary Guarantors, and Administrative Agent (on behalf of itself, Documentation Agent, and Lenders) hereby agree as follows:

     Section 1. Terms Defined in the Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Credit Agreement shall have the same meanings whenever used in this Supplement.

     Section 2. Addition of New Guarantor as Party to Credit Agreement. New Guarantor is hereby added as a party to the Credit Agreement. Each reference to the term "Subsidiary Guarantor" or "Subsidiary Guarantors" in the Credit Agreement shall be deemed to include New Guarantor. New Guarantor hereby makes and confirms its irrevocable, absolute and unconditional guarantee, pursuant to
Section 6.2 and the other provisions of Article VI of the Credit Agreement, of each Note, of all other sums payable under the Credit Agreement and the other Loan Documents, and of all obligations and undertakings of Borrower to Administrative Agent or Lenders under, by reason of, or pursuant to any of the Loan Documents. Such guarantee shall be subject in all respects to Section 6.2(e) of the Credit Agreement.

     Section 3. Representations and Warranties of New Guarantor. Each of Borrower, New Guarantor, and the other Subsidiary Guarantors hereby confirms, represents and warrants to Administrative Agent, Documentation Agent and Lenders that all of the representations and warranties of Borrower and each Subsidiary Guarantor set forth in the Credit Agreement and the other Loan Documents are true and correct at and as of the time of effectiveness of this Supplement and after giving effect hereto (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement), with the same effect as though such representations and warranties had been made as of such time, and that the recitals at the beginning of this Supplement are true and correct in all respects.

     Section 4. Ratification. The Credit Agreement as supplemented hereby is ratified and confirmed in all respects, and the obligations and covenants of Borrower and each Subsidiary Guarantor thereunder are unimpaired hereby and shall remain in full force and effect. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as hereby supplemented. The execution, delivery and effectiveness of this Supplement shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     Section 5. Effectiveness; Survival. This Supplement shall take effect upon its execution and delivery by all parties hereto. All representations, warranties, covenants and agreements herein of Borrower, New Guarantor, and each other Subsidiary Guarantor shall survive the execution and delivery of this Supplement and the performance hereof, and the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full, subject to the provisions for release contained in Section 6.8 of the Credit Agreement.

     Section 6. Loan Document. This Supplement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents shall apply hereto. This Supplement shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 7. Counterparts. This Supplement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Supplement.

     IN WITNESS WHEREOF, this Supplement is executed as of the date first above written.


                              ____________________________, as
                              New Guarantor


                              By:________________________________
                                 Name:
                                 Title:


                              NUEVO ENERGY COMPANY


                              By:________________________________
                                 Name:
                                 Title:


                [Add signatures of other Subsidiary Guarantors]


                              NATIONSBANK, N.A., as Administrative Agent acting on behalf of itself, the Documentation Agent, and the Lenders


                              By:________________________________
                                 Name:
                                 Title: